Exhibit G-1

                               February 1, 2001




VIA MESSENGER

The Honorable David P. Boergers
Secretary
Federal Energy Regulatory Commission
888 First Street, N.E.
Washington, D.C.  20426

          Re: Joint Application of Niagara Mohawk Holdings, Inc. and National Grid USA For Approval of Merger and Related Authorizations Docket No. EC01-_____-000

Dear Secretary Boergers:

     Enclosed for filing,  pursuant to Section 203 of the Federal  Power Act and
Part 33 of the Commission's regulations, please find an original and eight (8) copies of the above referenced Application. The filing consists of the following:

     Volume I:
        Application
        Exhibit A.                   Franchise Information
        Exhibit C.                   Organizational Charts
        Exhibit F.                   Description and Location of Customers
        Exhibit G.                   Description of Jurisdictional Facilities
        Exhibit I.                   Merger Agreement
        Exhibit K.                   Maps
        Attachment 1                 Accounting Narrative
        Corporate Verifications

     Volume II:

        Attachment 2                 Declaration of Dr. Henry Kahwaty and
                                     Supporting Work Papers

The Honorable David P. Boergers
February 1, 2001
Page 2

     Also submitted for filing, in accordance with the Commission's regulations, is a diskette containing a Notice of Filing suitable for publication in the Federal Register. Additionally, for use by the Federal Energy Regulatory Commission, please find enclosed a CD ROM containing back-up data used by Dr. Kahwaty in preparing his declaration.

     Applicants have served copies of the filing on the state commissions of Massachusetts, New Hampshire, New York, Rhode Island, and Vermont.

     Four additional copies of this filing are enclosed to be date-stamped and returned to our messenger. If there are any questions, please contact us at the below number. Thank you for your assistance in this matter.

                                  Respectfully submitted,



                                  Edward Berlin
                                  Steven J. Agresta
                                  Kenneth G. Jaffe
                                  Stephen C. Palmer
                                  Sara C. Weinberg
                                  Swidler Berlin Shereff Friedman, LLP
                                  3000 K Street, NW, Suite 300
                                  Washington, DC  20007-5116
                                  (202) 424-7500

                                  Attorneys for Applicants

Enclosures

                             CERTIFICATE OF SERVICE

     I, Sara C. Weinberg, certify that I have this day served the foregoing Joint Application of Niagara Mohawk Holdings, Inc. and National Grid USA For Approval of Merger and Related Authorizations by first-class mail, postage pre-paid on the entities set forth on the attached service list.

     Dated at Washington, DC this 1st day of February, 2001.

                                             -------------------------------
                                             Sara  C.  Weinberg  Swidler
                                             Berlin  Shereff   Friedman,
                                             LLP  3000  K  Street,   NW,
                                             Suite  300  Washington,  DC
                                             20007-5116 (202) 424-7849

                            UNITED STATES OF AMERICA

                                   BEFORE THE

                      FEDERAL ENERGY REGULATORY COMMISSION

NIAGARA MOHAWK HOLDINGS, INC.            )        Docket No. EC01-___
NATIONAL GRID USA                        )


               JOINT APPLICATION OF NIAGARA MOHAWK HOLDINGS, INC.
                              AND NATIONAL GRID USA
          FOR APPROVAL OF MERGER AND RELATED WAIVERS AND AUTHORIZATIONS
                                    VOLUME I

             APPLICATION, EXHIBITS, ATTACHMENT 1, AND VERIFICATIONS

Gary J. Lavine                                    Thomas G. Robinson
Senior Vice President and Chief Legal Officer     Deputy General Counsel
Niagara Mohawk Holdings, Inc.                     National Grid USA
300 Erie Boulevard West                           25 Research Drive
Syracuse, New York  13202                         Westborough, MA   01582
Telephone:  (315) 428-6947                        Telephone:  (508) 389-2877
Facsimile:  (315) 428-5746                        Facsimile:  (508) 389-2463



                            Edward Berlin
                            Steven J. Agresta
                            Kenneth G. Jaffe
                            Stephen C. Palmer
                            Sara C. Weinberg

                            Swidler Berlin Shereff Friedman, LLP
                            3000 K Street, NW, Suite 300
                            Washington, DC  20007-5116
                            Telephone:  (202) 424-7500
                            Facsimile:  (202) 424-7643

                            Attorneys for Applicants

Dated:  February 1, 2001

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NIAGARA MOHAWK HOLDINGS, INC.               )        Docket No. EC01-___
NATIONAL GRID USA                           )


               JOINT APPLICATION OF NIAGARA MOHAWK HOLDINGS, INC.

                              AND NATIONAL GRID USA

          FOR APPROVAL OF MERGER AND RELATED WAIVERS AND AUTHORIZATIONS

I. INTRODUCTION

     Pursuant to Section 203 of the Federal Power Act ("FPA"),/1 and Part 33 of the Federal Energy Regulatory Commission's (the "Commission's") Regulations,/2 as amended by Order No. 642,/3 Niagara Mohawk Holdings, Inc. ("Niagara Mohawk Holdings"), on behalf of its jurisdictional subsidiaries and their affiliates,/4 and National Grid USA, on behalf of its jurisdictional subsidiaries and their affiliates,/5 (hereinafter referred to as "Applicants") hereby respectfully request that the Commission approve and grant related waivers or authorizations with respect to the indirect change in control over jurisdictional assets of


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/1/ 16 U.S.C.ss.824b (2000).

/2/ 18 C.F.R.ss.ss.33.1 et seq. (2000).

/3/ Revised Filing Requirements Under Part 33 of the Commission's Regulations, 93 FERC P. 61,164 (2000) ("Order No. 642").

/4/ Niagara  Mohawk  Holdings  owns the following  jurisdictional  subsidiaries:
Niagara Mohawk Power Corporation ("NMPC") and Niagara Mohawk Energy Marketing, Inc. ("NMEM"), and indirectly owns a 50 percent non-controlling interest in Canadian Niagara Power Company, Limited ("CNP, Ltd.").

/5/ National Grid USA owns the following jurisdictional subsidiaries: New England Power Company ("NEP"), Massachusetts Electric Company ("Massachusetts Electric"), The Narragansett Electric Company ("Narragansett"), New England Electric Transmission Corporation, New England Hydro-Transmission Corporation, and New England Hydro-Transmission Electric Company, Inc.

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                                      1

NMPC, NMEM, CNP, Ltd., NEP, Massachusetts Electric, Narragansett, New England Electric Transmission Corporation, New England Hydro-Transmission Corporation, and New England Hydro-Transmission Electric Company, Inc., that will occur as a result of the acquisition of Niagara Mohawk Holdings by New National Grid Limited ("Newco"),/6 through the transaction described below (hereinafter referred to as the "Merger")./7 As a result of the Merger, Niagara Mohawk Holdings, NMPC, and NMEM will become indirect, wholly-owned subsidiaries of Newco./8

     In addition, because Applicants plan to "push down" the acquisition premium generated by the Merger and allocate it among NMPC and its affiliates, Applicants request limited authorization to pay dividends out of paid-in-capital accounts and before the amortization of the acquisition premium. Without such relief, the ability of NMPC to pay dividends could be impaired as a result of the Merger, even though the transaction will improve NMPC's and its affiliates' financial positions. The Application includes proposed dividend restriction commitments to assure that no exploitation or threat to the financial integrity of Applicants will result from the payment of dividends as requested.

         This Application  includes all the information and exhibits required by
Part 33 of the Commission's Regulations as amended by the Commission's Order No.
642. As demonstrated in detail in this Application, the Merger easily satisfies the criteria established by the Commission to determine whether transactions of

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/6/ As a result of the "Scheme of Arrangement" described below, just prior to the acquisition Newco will become the top holding company of The National Grid Group plc ("National Grid").

/7/ While not applicants, Newco and National Grid join this Application for purposes of supporting the approvals sought by the Applicants.

/8/ As a result of the Merger, Newco will indirectly own a 50 percent interest in CNP, Ltd.

the kind proposed here are consistent with the public interest:

     1. The Merger will not adversely affect competition in any market, as it does not raise either horizontal or vertical market power concerns, nor will it create barriers to entry into any relevant market. Because each Applicant has divested most of its generating capacity, their merger will have minimal impacts on competition. In addition, each Applicant is committing to participate in a Commission-approved Regional Transmission Organization ("RTO").

     2. The Merger will not adversely affect customers' rates, as Applicants' limited wholesale power sales are subject to prices and rates established in contracts or the pricing of the relevant Independent System Operator ("ISO"), their transmission customers take service pursuant to regional tariffs, and Applicants commit to hold their wholesale power and transmission customers harmless from merger-related costs absent specific regulatory approval to recover such costs.

     3. The Merger will not impair the effectiveness of regulation, as Applicants commit to abide by the Commission's policy regarding intra-corporate transactions, and each state commission that currently has authority over NMPC and National Grid USA's subsidiaries will continue to have authority over the rates, services, and operations of those companies./9

     Accordingly,  the Applicants  respectfully  request the Commission  approve

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/9/ Section III.D of this Application includes a summary of the commitments that Applicants offer in support of the Application's prompt approval without an evidentiary hearing.

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this Application expeditiously, without condition, modification or evidentiary, trial-type hearing. If, however, the Commission cannot approve the Merger as proposed, the Applicants request the Commission to identify specifically any measures or conditions that, if taken or agreed to by the Applicants, would render an evidentiary hearing unnecessary. This procedure was employed in Ohio Edison Company, et al., 80 FERC P. 61,039, at 61,107-08 (1997); see also Allegheny Energy, Inc., et al., 84 FERCP. 61,223, at 62,073 (1998).


II. REQUEST FOR WAIVER OF CERTAIN REQUIREMENTS PURSUANT TO THE ISSUANCE OF ORDER NO. 642

     On November 15, 2000, the Commission issued Order No. 642, which updates the filing requirements under Part 33 of the Commission's Regulations that are applicable to public utility mergers such as the transaction proposed by Applicants. In revising Part 33, Order No. 642 eliminates certain filing requirements that were previously applicable to merger applicants, and modifies the requirements set forth in the Commission's Merger Policy Statement./10 Applicants understand that Order No. 642 may have been suspended pursuant to the Executive Order issued on January 20, 2001, on behalf of President George W. Bush. This Application nevertheless complies with the requirements adopted in Order No. 642, as they embody the information and materials the Commission has deemed necessary to evaluating whether a merger is in the public interest. Accordingly, Applicants respectfully request waiver of certain of the requirements of Part 33 of the Commission's Regulations as they are inconsistent with the revised requirements set forth in Order No. 642. Specifically, Applicants seek waiver of the following exhibits and information required by

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10/ See supra n.3; Inquiry Concerning the Commission's Merger Policy Under the Federal Power Act: Policy Statement, Order No. 592, Docket No. RM96-6-000, 61 Fed. Reg. 68,595 (Dec. 30, 1996), III FERC Stats. & Regs., Regulations PreamblesP. 31,044, reconsideration denied, 79 FERCP. 61,321 (1997) ("Merger Policy Statement").

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Part 33 of the Commission's Regulations as currently effective: Section 33.2(g) (a statement of the cost of facilities involved in the merger); Exhibit A
(copies of all resolutions of directors authorizing the merger); Exhibit C (Balance sheets and supporting plant schedules for the 12 month period); Exhibit D (a statement of all known contingent liabilities); Exhibit E (Income statement for the most recent 12 month period, on an actual and pro forma basis); Exhibit F (an analysis of retained earnings); and Exhibit G (a copy of all applications filed with other regulatory bodies in connection with the merger). Waiver of these requirements is appropriate in light of Order No. 642 and the Commission's determination that such requirements are no longer relevant to the Commission's examination of mergers.

     Applicants also seek waiver of Section 33.8 of Part 33 of the Commission's Regulations, as revised by Order No. 642, as Applicants' market power analysis does not rely upon the data specified in paragraphs (b), (c), (d), (e), and (f) of Section 33.3, and paragraphs (b), (c), (d), and (e) of Section 33.4. Further, Applicants request any other waiver necessary or appropriate to allow this Application to be accepted for filing and granted.

III. EXECUTIVE SUMMARY

     The Applicants believe that the Merger easily satisfies the applicable public interest standard under Section 203 of the FPA. The Merger involves the combination of two public utility holding company systems which have been industry leaders in the restructuring of vertically integrated companies, specifically through the divestiture of generation and the focus on independent ownership and operation of transmission, distribution, and related infrastructure facilities. Through their public utility subsidiaries, both Niagara Mohawk Holdings and National Grid USA are major providers of electric transmission and distribution services in the Northeast. Further, the active leadership and involvement of both holding company systems have led to the development of ISOs in the Northeast, specifically the New York Independent System Operator, Inc. ("NYISO") and ISO New England, Inc. ("ISO-NE"), and will lead to the establishment of RTOs in the Northeast.

     The post-Merger combined system will benefit from efficiencies and administrative opportunities due to economies of scale and scope, as well as from the complementary talents and resources of National Grid, which is the sole provider of electric transmission services in England and Wales. Through enhanced resources and capabilities, the merged company will be better positioned to provide reliable and efficient transmission and distribution service, and better able to take advantage of other business opportunities in the United States and abroad.

     Included in the Application are the required exhibits, as well as a declaration of Dr. Henry J. Kahwaty, an economist and Principal with LECG, demonstrating that the Merger will not adversely affect competition. The Application shows that the Merger is in the public interest, satisfying each of the three tests established in the Merger Policy Statement and adopted in Order No. 642: (1) it does not adversely affect competition in any market; (2) it does not adversely affect customers' rates; and (3) it does not impair the effectiveness of regulation.

     A. The Merger Will Not Adversely Affect Competition.

     The Merger will not have an adverse effect on competition. Dr. Kahwaty explains that the Merger does not raise either horizontal or vertical market power concerns. Dr. Kahwaty concludes, taking into account only the generation divestitures that have already been completed and based on a series of very conservative assumptions, each of which tends to bias the analysis in favor of finding a violation of the Commission's Appendix A screening thresholds, that the Merger passes all of the Commission's Appendix A screening thresholds (even assuming for purposes of the analysis a highly concentrated market).

     With regard to vertical market power, Dr. Kahwaty concludes that the Merger does not create any vertical market power issues. Dr. Kahwaty demonstrates that neither Applicant controls or sells input products in the downstream geographic market in which the other is located. Further, Dr. Kahwaty concludes that National Grid USA does not sell or control any input product required for the production of electric energy in the New England market and that Niagara Mohawk sells input products that are used to produce only a de minimis amount of electricity in the New York downstream geographic market. Accordingly, Dr. Kahwaty finds that the Merger does not pose any vertical market power problems.

     Finally, Dr. Kahwaty concludes that the proposed Merger will not create barriers to entry into any relevant market or raise concerns regarding a loss of potential competition.

     The Merger, in short, does not raise any competitive concerns.

     B. The Merger Will Have No Adverse Effect on Rates.

     The Merger will not adversely affect rates. Regarding wholesale rates, NMPC's limited wholesale requirements customers are charged for supply based on a combination of rates in contracts, retail tariffs, or NYISO pricing, none of which permit NMPC to pass through merger-related costs. NEP makes only extremely limited wholesale requirements sales to three customers under FERC Tariff 1 and to three customers under contract, with a combined peak demand of approximately

6 MW. Such contracts are subject to fixed terms. Thus, the Merger will have no effect on wholesale customers and there is no need for the imposition of any incremental layer of protection for ratepayers. With regard to transmission rates, all of the Applicants' transmission customers take service pursuant to tariffs that effectively protect them from adverse rate impacts resulting from the Merger.

     Notwithstanding the foregoing and the fact that there will be an acquisition premium and transaction costs associated with the Merger, Applicants do not request recovery of these costs in rates subject to the Commission's jurisdiction as part of this Application. Further, Applicants commit that they will not attempt to recover merger-related costs in excess of merger-related savings through rates without first receiving specific regulatory approval to do so. Rates, therefore, will not be increased as a result of these merger-related costs. Consequently, the Merger will not have any adverse effect on the rates paid by wholesale power or transmission customers of Applicants.

     C. The Merger Will Not Impair the Effectiveness of Federal or State Regulation.


     The Merger will not adversely affect either federal or state regulation. With respect to federal regulation, although Niagara Mohawk Holdings will remain an exempt holding company under the Public Utility Holding Company Act of 1935 ("PUHCA"),/11 it and NMPC will become a part of the National Grid registered holding company system. As a result, Niagara Mohawk Holdings will become subject to additional federal regulation by the Securities and Exchange Commission ("SEC") under PUHCA. There will be no change to the National Grid USA System as a result of the Merger and thus, no impact on federal regulation of transactions between and among National Grid USA and its subsidiaries. Newco, in its capacity

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11/ 15 U.S.C.ss.ss.79 et seq. (1994).

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as a holding company above Niagara Mohawk Holdings and National Grid USA, will register under PUHCA, as did National Grid following its acquisition of the New England Electric System ("NEES"). Newco will be subject to regulation by the SEC. To avoid any impact on federal regulation, the Applicants commit to be subject to the Commission's policy regarding intra-corporate transactions for those transactions involving the sale of non-power goods and services between and among Newco, any of its subsidiaries or affiliates, and NMPC.

     With respect to state regulation, there will not be any change as a result of the Merger. The Merger does not change the corporate existence, or affect state authority over financing, operations, or services of the regulated companies, but only imposes the new holding company layer on top of the existing holding company. Each state commission that currently has authority over NMPC and National Grid USA's subsidiaries will continue to have authority over the rates, services, and operations of those companies. To the extent required by state law, approvals for the proposed transaction will be sought from the relevant state commissions. All state commissions that have jurisdiction over the utilities of Applicants' operating subsidiaries have been informed of the transaction.

     Because the Merger satisfies all of the requirements of Section 203 of the FPA, the Commission's Regulations, and Order No. 642, the Commission should find that the Merger is consistent with the public interest, and approve the Application expeditiously, without modification or condition and without holding a trial-type hearing.

     D. Summary of Commitments

     For ease of reference, the Applicants enumerate below all commitments that they offer in the Application in support of its prompt approval without an evidentiary hearing:

     1. In the event that either the NYISO or the proposed RTO in New England fails to be approved by the Commission as an RTO, the Applicants commit to file an application for approval to participate in another RTO that complies with Order No. 2000. Application at 32.

     2. The Applicants will hold any and all wholesale requirements customers harmless from any merger-related costs in excess of merger-related savings unless and until specific regulatory authority is received to recover such costs in rates. Application at 40.

     3. The Applicants will hold any and all transmission customers harmless from any merger-related costs in excess of Merger savings unless and until specific regulatory authority is received to recover such costs in rates. Application at 40.

     4.   The Applicants waive their Ohio Power immunity. Application at 42.

     5. Consistent with the requirement imposed on National Grid previously in Docket No. EC99-40-000, Newco and National Grid will continue to make available, upon request of the Commission, all publicly available financial information and related books and records (including shareholder information, interim and annual reports, and annual results). Application at footnote 49.

     6. NMPC will pay dividends out of paid-in capital accounts subject to the following: (1) NMPC will pay dividends out of paid-in capital only up to "income available for dividends," plus a specified amount, where income available for dividends is calculated by adding back the amortization of the acquisition premium; (2) To calculate income available, Applicants will exclude non-cash charges to income resulting from accounting changes or charges to income resulting from significant unanticipated events; and (3) Applicants will notify the Commission of any change in circumstances that reflects a material departure from the above representations. Application at 48-49.


IV. DESCRIPTION OF THE PARTIES TO THE MERGER

     A. Niagara Mohawk Holdings and Its Subsidiaries

     Niagara Mohawk Holdings is a utility holding company incorporated under the laws of New York State and is headquartered in Syracuse, New York./12 Niagara Mohawk Holdings' principal utility holding is NMPC. Niagara Mohawk Holdings and its subsidiaries are exempt from all provisions, except Section 9(a)(2), of PUHCA, on the basis that Niagara Mohawk Holdings and NMPC (the public utility subsidiary from which it derives a material part of its income) are incorporated in the same state and their business is predominantly intrastate in character and carried on substantially in the state of incorporation.

     As discussed below, Niagara Mohawk Holdings has one direct, wholly-owned utility subsidiary: NMPC. It owns other utility and non-utility subsidiaries through Opinac North America, Inc. ("Opinac"), an investment holding company.

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12/ Niagara Mohawk Holdings became the holding company for NMPC and its affiliates on March 18, 1999, following authorization by the Commission, the SEC, and the New York Public Service Commission. See Letter from Linwood A. Watson, Jr., Acting Secretary, to Paul J. Kaleta dated September 30, 1998, FERC Docket No. EC98-47-000. See also Niagara Mohawk Holdings, Inc., Holding Co. Act Release No. 26986 (Mar. 4, 1999).

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     1. NMPC

     NMPC, a New York corporation, is a combination gas and electric utility company. NMPC is primarily engaged in the business of transmission and distribution of electricity, and the distribution and transportation of natural gas in New York State. NMPC is regulated by the Commission and the New York Public Service Commission ("NYPSC"). NMPC serves over 1.5 million electric and 540,000 gas customers in areas of central, northern, eastern, and western New York State.

     Niagara Mohawk Holdings owns all the outstanding common stock of NMPC. NMPC comprises 98 percent of Niagara Mohawk Holdings' total assets and 87 percent of Niagara Mohawk Holdings' total revenues.

     a. Generation

     As part of its 1998 Power Choice Settlement with the New York State Department of Public Service and other interested parties in connection with the restructuring of the New York electricity market, and approved by NYPSC Order No. 98-8 issued March 20, 1998, among other things, NMPC committed to facilitate retail and wholesale competition in the New York electricity market by divesting its fossil and hydroelectric generation business. In return for this commitment, NMPC was authorized to recover its stranded costs and its unregulated subsidiaries were allowed to compete in the deregulated electricity market. Since the settlement, NMPC has sold virtually all of its non-nuclear generation capacity in the United States./13

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13/ Concerning its remaining non-nuclear generating capacity, on December 5, 2000, the Commission approved the sale of NMPC's 25 percent interest in the Roseton generating plant and related facilities in Docket Nos. EC01-7-000 and ER01-126-000. See Central Hudson Gas and Electric, Consolidated Edison Company, Niagara Mohawk Power Corporation, Dynegy Power Corporation, 93 FERCP. 62,173
(2000). This sale closed January 30, 2001. In addition, NMPC continues to own the Mechanicville hydroelectric station, FERC Project No. 6032. The Mechanicville station is not currently generating any output, and the Commission has determined that NMPC and its co-licensee have surrendered their license. See Fourth Branch Associates (Mechanicville) v. Niagara Mohawk Power Corporation, 89 FERCP. 61,194 (1999), reh'g denied, 90 FERCP. 61,250 (2000). NMPC also has leased to third parties sites on which the Theresa (FERC Project No. 4486) and Diamond Island (FERC Project No. 5801) hydroelectric stations totaling 2.8 MW are located.


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     NMPC currently owns 100 percent of Nine Mile Point Nuclear Station Unit 1 and a 41 percent interest in Nine Mile Point Nuclear Station Unit 2. On June 1, 2000, NMPC announced an auction process for the sale of its nuclear generation interests. On December 12, 2000, NMPC announced that it had executed a purchase and sale agreement with Constellation Nuclear, LLC for the sale of its nuclear generation interests. The sale is subject to regulatory approvals.

     NMPC has a supply portfolio that includes approximately 130 contracts consisting of power purchase agreements ("PPAs") and International Swap Dealer Association ("ISDA") swaps. Energy quantities under these contracts are, for 2001, estimated to be approximately 26,000 GWh and capacity quantities are approximately 6,200 MW.

     b. Electric Transmission and Distribution

     As of December 1, 2000, NMPC's electric transmission and distribution systems were composed of: 748 substations with a rated transformer capacity of approximately 22,635,000 kilovolt amps; approximately 9,300 circuit miles of transmission lines; and approximately 41,000 miles of distribution lines. The electric system of NMPC and its affiliate Canadian Niagara Power, Inc. ("CNP, Inc.")/14 is directly interconnected with other electric utility systems in Ontario, Quebec, New York, Massachusetts, Vermont, and Pennsylvania, including that of National Grid USA, and indirectly interconnected with most of the electric utility systems through the Eastern Interconnection of the United States.

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14/ The operations of CNP, Inc. are discussed below.

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     c. Natural Gas Operations

     NMPC is a gas local distribution company in New York serving over 540,000 residential and business customers on a retail basis, as well as a growing number of customers for whom NMPC transports gas that the customers have purchased directly from suppliers. NMPC's natural gas delivery system is comprised of approximately 8,000 miles of pipelines and mains. In connection with this business, NMPC has long-term commitments with a variety of suppliers and pipelines to purchase gas commodity, provide gas storage capability, and transport gas commodity on interstate pipelines.

     d. Nonutility Operations

     NMPC owns the following nonutility interests: 100 percent of NM Uranium, Inc. (owning interest in a uranium mining operation in Live Oak County, Texas, which is now in the process of reclamation and restoration); 100 percent of NM Properties, Inc. (engaging in real estate development and divestiture of property formerly owned by NMPC, and owning various real estate development companies); and 100 percent of NM Receivables Corporation II and 99.99836 percent of NM Receivables LLC/15 (facilitating and managing the sale of interests in an undivided pool of customer receivables).

     2. Other Subsidiaries

     Through Opinac, Niagara Mohawk Holdings owns complete or partial interests in the following companies:

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15/ NM Receivables Corporation II owns the remaining 0.00164 percent of NM Receivables LLC.

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     a. Canadian Niagara Power Company, Limited

     Opinac's subsidiary, Opinac Energy Corporation,/16 owns a 50 percent interest in CNP, Ltd., which is incorporated and located in Ontario, Canada. CNP, Ltd. is an electric utility company that owns and operates the Rankine hydroelectric plant. CNP, Ltd. has received Commission authorization to sell energy and capacity at market-based rates into the United States./17 Its wholly-owned subsidiary, CNP, Inc., engages in the transmission and distribution of electric power within the province of Ontario.

     b. Niagara Mohawk Energy, Inc.

     Niagara Mohawk Energy is an unregulated company incorporated in the State of Delaware that offers energy marketing and energy-related services. Niagara Mohawk Energy, among other investments, owns 100 percent of NMEM. NMEM is a Delaware corporation engaged in power marketing in the United States at market-based rates pursuant to Commission authorization./18

         In addition, Niagara Mohawk Energy owns a 25 percent interest in Telergy Central LLC, a New York company engaged in the development and operation of a fiber optic network; a 26 percent interest in Direct Global Power, a Delaware corporation engaged in Photo Voltaic market development, consulting services, and renewable energy products; and a 17.9 percent interest in Northern

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16/ Opinac Energy Corporation is an exempt holding company under Section 3(a)(5) of PUHCA. See Opinac Energy Corp., Holding Co. Act Release No. 25632 (Sept. 16,
1992).

17/ See Canadian Niagara Power Company, Limited, 87 FERCP. 61,070 (1999). CNP, Ltd. will file separately to confirm its market rate authority post-Merger.

18/ See Plum Street Energy Marketing, Inc., et al., 76 FERCP. 61,319 (1996); see also Letter Order, Docket No. ER98-4527-000 (Oct. 9, 1998) (authorizing change of name from "Plum Street Energy Marketing, Inc." to "Niagara Mohawk Energy Marketing, Inc.").

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Power Systems Inc., a Delaware corporation engaged in the development of remote power systems and renewable energy and power systems.

     c. Telergy, Inc.

     Opinac and Niagara Mohawk Energy own a combined approximately 12.9 percent interest in Telergy, Inc., a development stage telecommunications company.

     d. EVonyx, Inc.

     Opinac owns an approximately 17.04 percent interest in EVonyx, Inc., a research and development company that has developed and intends to commercialize new fuel cell and battery technology.

     B. The National Grid System of Companies

     National Grid currently is the top registered holding company in the National Grid System and is incorporated in England and Wales. Through various subsidiaries and investments identified below, National Grid is engaged in utility and nonutility operations both in the United Kingdom and the United States, as well as in other countries in Europe, Africa, and South America.

     1. National Grid USA

     On March 22, 2000, National Grid completed the acquisition of NEES, which was followed on April 19, 2000, with the completion of the acquisition of Eastern Utilities Associates ("EUA"), together forming National Grid USA, a wholly-owned subsidiary of National Grid./19

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19/ These  acquisitions  received  Commission  approval  on June 16,  1999,  and
September 29, 1999, respectively. See New England Power Company, et al., 87 FERCP. 61,287 (1999); and New England Power Company, et al., 88 FERCP. 61,292
(1999).

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     National Grid USA is a registered public utility holding company headquartered in Westborough, Massachusetts. Its subsidiaries are engaged in the transmission and distribution of electricity and the marketing of energy commodities and services. The electricity delivery companies serve approximately
1.7 million residential, commercial, industrial, and municipal customers in Massachusetts, Rhode Island, and New Hampshire. National Grid USA's subsidiaries own and operate approximately 34,000 miles of transmission and distribution lines in New England. Other National Grid USA subsidiaries offer telecommunications and other services. National Grid USA does not directly own any facilities subject to Commission jurisdiction.

     a. New England Power Company

     NEP, a wholly-owned subsidiary of National Grid USA, is a Commission-regulated public utility company organized and operated under the laws of the Commonwealth of Massachusetts./20 It operates approximately 2,400 miles of transmission facilities. NEP has recently disposed of effectively all its non-nuclear generating assets, but still holds minority, non-operating interests in three nuclear generating companies with retired nuclear facilities (Yankee Atomic, Connecticut Yankee, and Maine Yankee) and in three other operating nuclear units (Vermont Yankee, Millstone 3, and Seabrook)./21 NEP has agreed to attempt to divest these nuclear entitlements as required by its restructuring settlement approved by this Commission and the state commissions regulating its affiliates.

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20/ NEP is also an exempt holding company under PUHCA. See Yankee Atomic Electric Company, Holding Co. Act Release No. 13048 (Nov. 25, 1955); Connecticut Yankee Atomic Power Company, Holding Co. Act Release No. 14968 (Nov. 15, 1963).

21/ Agreements for the sale of Vermont Yankee and Millstone 3 are in place, pending regulatory approvals. NEP also continues to own a 9.3 percent share in a single oil-fired generating unit, Wyman 4, which it plans to sell.


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     b. Distribution Companies

     (1) Massachusetts Electric Company

     Massachusetts Electric is a wholly-owned subsidiary of National Grid USA and delivers electric energy to approximately 1.2 million retail customers in 170 cities and towns in the Commonwealth of Massachusetts. Massachusetts Electric's service area covers approximately 43 percent of Massachusetts.

     (2) The Narragansett Electric Company

     Narragansett is a wholly-owned subsidiary of National Grid USA. Narragansett is the largest electric utility company in Rhode Island and delivers electric energy to approximately 460,000 retail customers across a service territory that covers 31 municipalities and towns.

     (3) Granite State Electric Company

     Granite State Electric Company ("Granite State") is a wholly-owned subsidiary of National Grid USA operating in New Hampshire and delivers electric energy to approximately 37,000 retail customers across a service territory that covers 23 municipalities.

     (4) Nantucket Electric Company

     Nantucket Electric Company ("Nantucket Electric") is a wholly-owned subsidiary of National Grid USA operating in the Commonwealth of Massachusetts. Nantucket Electric is engaged in the distribution of electric energy at retail to approximately 10,000 customers on Nantucket Island. The company's service area covers the entire island.

     c. Other Transmission Interests

     In addition to the foregoing, National Grid USA has interests in the following transmission-related subsidiaries:

     (1) New England Electric Transmission Corporation

     National Grid USA owns New England Electric Transmission Corporation, which operates a direct current/alternating current converter terminal and related facilities for the first phase of the Hydro-Quebec and New England interconnection, and six miles of high-voltage direct current transmission line in New Hampshire.

     (2) New England Hydro-Transmission Corporation

     National Grid USA owns 60.51 percent of the common stock of New England Hydro-Transmission Corporation, which operates 121 miles of high-voltage direct current transmission line in New Hampshire for the second phase of the Hydro-Quebec and New England interconnection, extending to the Massachusetts border.

     (3) New England Hydro-Transmission Electric Company, Inc.

         National Grid USA owns 60.51 percent of the common stock of New England Hydro-Transmission Electric Company, Inc., which operates a direct current/alternating current terminal and related facilities for the second phase of the Hydro-Quebec and New England interconnection and 12 miles of high-voltage direct current transmission line in Massachusetts.

     d. Other Companies

     National Grid USA owns equity in the following companies: National Grid USA Service Company Inc. (providing support services to National Grid USA and its subsidiaries); National Grid Transmission Services Corporation (providing consulting services to non-affiliates); NEES Communications, Inc. (building high-speed fiber-optic telecommunications networks in New England, and providing telecommunication and information-related products and services); Granite State

Energy, Inc. (formerly marketed electricity to New Hampshire customers participating in that state's pilot program for retail choice); Metro West Realty L.L.C. (conducting real estate investment and management activities); Wayfinder Group, Inc., a retail access consulting company; and EUA Energy (investing in energy-related projects, including a provider of ash processing equipment and a developer of biomass-fueled generating units).

     2. National Grid Holdings Limited

     National Grid Holdings Limited ("National Grid Holdings") is a private limited company organized under the laws of England and Wales, and a foreign utility company ("FUCO") under PUHCA. It holds National Grid's investments outside of the United States.

     a. The National Grid Company plc

     The National Grid Company plc ("NGC"), a wholly-owned subsidiary of National Grid, is the world's largest privately owned independent electric transmission company. It owns, operates, and maintains the high voltage network in England and Wales, which connects power stations with distribution networks. NGC also is responsible for scheduling and dispatching generation to meet demand second-by-second and manages and controls the software systems to do so. Further, NGC owns and operates interconnectors that enable electricity to be transferred between the England and Wales market and Scotland and France.

     NGC's principal subsidiary is Datum Solutions Limited. Datum Solutions Limited, also a wholly-owned subsidiary of National Grid, provides specialized metering services in the United Kingdom at entry and exit points of the transmission system, and more widely to customers in the competitive market. National Grid has recently announced that Datum Solutions Limited is for sale.

     b. National Grid Overseas Limited

     Through National Grid Overseas Limited and its subsidiaries, National Grid Holdings owns: a 42.5 percent interest in Citelec, S.A., which owns a majority share in, and is the registered operator for, the Transener electric transmission network in Argentina, representing 95 percent of the Argentine high voltage transmission system; 50 percent of a partnership owning interests totaling approximately 80 percent in Copperbelt Energy Corporation, which supplies electricity to the mines in Zambia through long-term contracts; a 50 percent interest in Intelig Telecomunicacoes Ltda., Brazil's second national and international telecommunications service provider; and a 23.75 percent interest in NG Koleji Telekomunikacja SPz.o.o., a Polish joint venture chosen to construct and operate a national telecommunications network in Poland.

     c. myutility

     National Grid currently owns an approximately 6 percent interest in myutility (myutility.com), an Internet energy efficiency solutions provider dedicated to maximizing the energy savings potential of small to mid-size commercial customers. Through its Web site, myutility provides the information, analysis, products, installation services, and solutions that deliver advanced energy efficiency, increased reliability, and energy management to businesses across the United States.

     d. Manx Cable Company Limited

     National Grid Holdings owns a 50 percent interest in Manx Cable Company Limited, a company organized under the laws of the Isle of Man, and established to develop an undersea electrical connector between England and the Isle of Man.

     e. Energis plc

     Through a subsidiary, NGG Telecoms Limited, National Grid owns a 34.6 percent interest in Energis plc ("Energis"), a telecommunications company primarily focused on the business marketplace. Energis mainly uses fiber optics installed in a substantial part of NGC's existing infrastructure and controls over 3,125 route miles of fiber optic cable in the United Kingdom. Energis also has a capacity sharing agreement with Scottish Telecom.

     3. Grid Delaware, Inc.

     Grid Delaware, Inc. ("Merger Sub"), a Delaware corporation, was formed for the purpose of effecting the Merger whereby Niagara Mohawk Holdings will become a wholly-owned subsidiary of Newco.

     4. New National Grid Limited

     New National Grid Limited ("Newco"), a private limited company formed under the laws of England and Wales, was formed to become the new holding company for National Grid, just prior to consummation of the Merger. Following implementation of the Scheme of Arrangement, Newco's new name will be "National Grid Group plc."

     5. Other Companies

     National Grid also owns an insurance company, National Grid Insurance Limited, which provides insurance services to National Grid and its subsidiaries; trustees to hold employee share schemes; several intermediate companies that own National Grid's investments in the United States; various subsidiaries that provide financial management services to National Grid companies; as well as other companies formed to hold various assets of National Grid.

     Through its subsidiaries National Grid also owns a 30 percent of Telefonica Manquehue, a competitive local exchange carrier in Santiago, Chile; and a 50 percent shareholding in Silica Networks, which is developing a telecommunications network in Argentina and Chile. Additionally, subsidiaries of National Grid have recently been selected as a joint venture partner for a 30-year concession to build, own, operate, and maintain a 400-mile transmission line in India; and to build, own, and operate the 220-mile Basslink interconnector between Tasmania and the Australian electricity system.

V. DESCRIPTION OF THE MERGER

     A. Goals and Benefits of the Merger

     The Applicants anticipate that the Merger will result in a strong U.S. company focused on energy transmission and delivery in the New England and New York markets. The Merger will build on National Grid's proven success and experience, both in the United Kingdom and the United States. The Merger allows National Grid to build on the platform it has created in New England - a region that is at the forefront of the electric industry's restructuring in the United States - focused on the independent ownership and operation of transmission, distribution, and related infrastructure facilities. The combination of Niagara Mohawk Holding's experience in New York and with gas operations, National Grid's ten years of experience operating a transmission system in a competitive environment, and its top quality U.S. management team, strengthens National Grid's ability to provide services that will benefit customers in today's rapidly changing U.S. energy markets.

     Customers, while continuing to receive service from NMPC and the National Grid USA subsidiaries, will benefit from the Merger in several ways. First, customers will benefit from savings and efficiency gains as integration possibilities are realized. Through merger-related cost synergies and sharing of best practices, Applicants expect to achieve synergy savings of $90 million per year across New England and New York operations. Savings are projected to be achieved within four years of consummation of the Merger. These projections are consistent with the savings achieved from the integration of NEES and EUA to form National Grid USA.

     Second, the direct savings and sharing of best practices should create an even more efficient company, providing an opportunity for lower delivery costs and enhanced customer service, making upstate New York a more attractive region for economic growth. National Grid USA will have - following the acquisition of Niagara Mohawk Holdings - approximately 10,000 employees in its regulated electric and gas businesses in New York and New England. National Grid's goal is to achieve work force reductions across the entire National Grid USA organization over a period of four years mainly through natural attrition and voluntary programs. In addition, National Grid will seek to improve the efficiency and customer service of NMPC's core transmission and distribution operations. A joint National Grid/NMPC integration team will manage the efficient integration of the two companies.

     Finally, as the transmission networks of National Grid USA and NMPC are interconnected,/22 the Merger also provides the potential to maximize transmission and distribution opportunities. After the Merger, the enlarged National Grid USA System will be the owner and operator of an extensive transmission network in the Northeast United States, supporting the Commission's vision of transmission being operated independently from market participants on a regional basis in a way that broadens the power markets. Not only will the Merger pool the two businesses' skills and experience in operating reliable

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22/ Applicants' transmission systems are interconnected by a 230 kV line.

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transmission networks, but it also offers opportunities for delivering greater value to customers and shareholders under the incentive based rate structures considered by the Commission for RTOs in Order No. 2000./23 The Merger offers the experience and resources that will be important tools in pursuing greater regional integration. The creation of National Grid USA is an indication of that capability. By combining NEES and EUA, National Grid USA has been able to provide additional customer benefits by reducing duplication and by affording superior service and lower costs to more customers.

     In sum, the Applicants believe that the combined resources and experience of the two holding company systems will produce a stronger, more competitive company of greater regional scope that will be able to expand its operations and business in the United States while also pursuing opportunities elsewhere, thereby producing significant benefits to customers, employees, and shareholders.

     B. The Scheme of Arrangement and Merger Transaction Structure

     To implement the Merger, it is intended that prior to completion National Grid will effect a Scheme of Arrangement under which a newly-formed U.K.-registered holding company, Newco, will become the holding company of National Grid and National Grid shareholders will receive, in exchange for their

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23/  Regional  Transmission  Organizations,  Order No.  2000,  65 Fed.  Reg. 809
(2000), FERC Stats. & Regs.P. 31,089 (2000), order on reh'g, Order No. 2000-A, 65 Fed. Reg. 12,088 (2000), FERC Stats. & Regs.P. 31,092 (2000), petitions for review pending sub nom. Public Utility District No. 1 of Snohomish County, Washington v. FERC, Nos. 00-1174, et al. (D.C. Cir.).

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ordinary shares in National Grid, new shares issued by Newco having the same economic and voting rights./24 The shares issued by Newco will be listed on the London and New York Stock Exchanges with American Depositary Shares ("ADSs") representing such shares being listed on the New York Stock Exchange following which the ordinary shares in National Grid will be de-listed.

     Pursuant to the Merger Agreement (attached as Exhibit I), Merger Sub, a wholly-owned subsidiary of Newco, will merge with and into Niagara Mohawk Holdings, with Niagara Mohawk Holdings continuing as the surviving corporation. As the surviving entity, and on completion of the transaction, Niagara Mohawk Holdings will be a wholly-owned subsidiary of Newco and its direct parent will be National Grid USA.

     It is common practice for U.K.-based multinational corporations to hold their non-U.K. subsidiaries through one or more wholly-owned intermediate holding companies incorporated under the laws of Western European countries. Such a structure was established by National Grid to effect the acquisition of NEES (now National Grid USA) and it is intended that such a structure, the use of which was approved by the SEC in the context of that transaction, should continue to be used following the acquisition of Niagara Mohawk Holdings. The intermediate holding companies do not serve as a means by which National Grid can diffuse control of National Grid USA or of Niagara Mohawk Holdings. Rather, the structure has the sole purpose of helping National Grid capture economic efficiencies, which might otherwise be lost in a cross-border transaction. Absent such a structure, National Grid would not be able to avoid the loss of

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24/ On or prior to the date of closing, Newco shall adopt memorandum and articles of association substantially similar to those of National Grid, and Newco's new name will be "National Grid Group plc."

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U.K. tax relief for foreign taxes paid on profits repatriated to the United Kingdom, nor to minimize taxes on the repatriation of foreign subsidiary profits. Other U.S. registered holding companies already use similar structures in connection with their own foreign investments./25

     A diagram showing the structure on completion of the Merger, including Niagara Mohawk Holdings' position is attached as Exhibit C. The end result of the Merger will be to establish a new layer of holding company above Niagara Mohawk Holdings, with Niagara Mohawk Holdings being a wholly-owned subsidiary of Newco.

     Upon completion of the Merger, Niagara Mohawk Holdings' outstanding shares will be canceled and its shareholders will receive consideration of $19.00 per Niagara Mohawk Holdings share (subject to upward and downward adjustment), either in cash or ADSs, or a combination of both. The total purchase price is approximately $3.0 billion. The Scheme of Arrangement affords Niagara Mohawk Holdings shareholders tax-free treatment to the extent that they opt to take shares as consideration when the merger is completed.

     Post-Merger, the Niagara Mohawk Holdings corporate headquarters will remain in Syracuse, New York. The chairman and chief executive officer of Niagara Mohawk Holdings will be appointed the chairman of National Grid USA and will join the National Grid board as an executive director for two years to ensure a smooth transition and rapid integration. In addition, one of the non-executive directors of Niagara Mohawk Holdings will join the National Grid board as a non-executive director.

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25/ See, e.g., Exhibit H from the Form U5S filed with the SEC by The Southern Company for the year ended December 31, 1998, detailing the ownership structure for the system's exempt wholesale generators and FUCOs. Moreover, both the SEC and the Commission previously approved such a structure for National Grid. See The National Grid Group plc, Holding Co. Act Release No. 27154 (March 15, 2000); New England Power Company, et al., 87 FERC P. 61,287 (1999).

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     The Boards of Directors and shareholders of both Niagara Mohawk Holdings and National Grid have approved the Merger. Completion of the Merger is subject to certain conditions, including those involving regulatory approval, which is now being sought.

     C. Status of Electric Retail Competition

     In each state where NMPC and National Grid USA's electric utility subsidiaries distribute electricity, full retail access is currently in place.

o New York -- Pursuant to the NYPSC Order No. 98-8 regarding NMPC's 1998 Power Choice Agreement, retail access was available for all of NMPC's customers as of August 1, 1999.

o Massachusetts -- Starting on March 1, 1998, customers of Massachusetts Electric and Nantucket Electric were able to choose their power supplier.

o New Hampshire -- As of July 1, 1998, Granite State's customers were able to choose their power supplier.

o Rhode Island -- As of January 1, 1998, Narragansett's customers were able to choose their power supplier.

     D. Interrelationship of Applicants' Electric Systems

     NMPC and the National Grid USA operating companies are members of tight power pools in which transmission-owning entities have turned over operational control of their transmission facilities to the NYISO and ISO-NE, respectively. NYISO and ISO-NE are contiguous along a 400-mile border and are interconnected by eight separate interties, with aggregate transfer capability of 1,600 MW to 2,300 MW, depending on direction and system conditions./26 The Applicants are

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26/ These interties, collectively known as the NYISO/ISO-NE Interface, consist of: (1) a 345 kV intertie between Connecticut Light & Power Company ("CL&P") in NEPOOL and Consolidated Edison, Inc. in NYISO (Long-Mountain-Pleasant Valley #398); (2) a 345 kV intertie between Western Massachusetts Electric Company in NEPOOL and NMPC in NYISO (Berkshire-Alps #393); (3) a 230 kV intertie between National Grid USA in NEPOOL and NMPC in NYISO (Bear Swamp-Rotterdam #E205) (referred to as the "230 Line"); (4) a 115 kV intertie between Vermont Electric Power Company ("Vermont Electric") in NEPOOL and the New York Power Authority in NYISO (Sandbar-Plattsburgh #PV20); (5) a 115 kV intertie between Vermont Electric in NEPOOL and NMPC in NYISO (Blissville-Whitehall #7); (6) a second 115 kV intertie between Vermont Electric in NEPOOL and NMPC in NYISO (Bennington-Hoosick #6); (7) a 69 kV intertie between CL&P in NEPOOL and Central Hudson Gas & Electric Corp. in NYISO (Salisbury-Smithfield #690); and (8) a 138 kV intertie between CL&P in NEPOOL and Long Island Power Authority in NYISO (Norwalk Harbor-Northport #1385).

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directly interconnected by a 230 kV line, one of the interties that comprise the NYISO/ISO-NE Interface. Access to the NYISO/ISO-NE Interface is provided on a non-discriminatory basis under the open access transmission tariffs ("OATTs") administered by NYISO and ISO-NE.

     E. Open Access Transmission

     As noted above, the Applicants provide open access transmission service via Commission-approved regional arrangements. The transmission facilities of NMPC are under the operational control of the NYISO,/27 which is tasked with ensuring the reliable, safe, and efficient operation of New York's transmission system and administering an open, competitive, and non-discriminatory wholesale market for electricity in New York. Under the NYISO Tariff, transmission service is provided at a single zonal rate equal to the Transmission Service Charge of the utility on whose system the customer is located or over whose system the energy is exported to another control area.

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27/ NMPC's transmission facilities fall into two classes as designated by the NYISO. Class A-1 facilities are under the operational control of the NYISO. Class A-2 facilities are those that only require notification to the NYISO if their current status changes.

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         The transmission facilities of National Grid USA are under the operational control of ISO-NE, which under its current structure, has responsibility for New England's electric bulk power generation and transmission systems and administering the region's OATT, the New England Power Pool Tariff (the "NEPOOL Tariff"). The NEPOOL Tariff provides for Regional Network Service, Internal Point-to-Point Service, and Through and Out Service over Pool Transmission Facilities ("PTF"). Transmission service over non-PTF facilities is provided under the individual OATTs of the NEPOOL members.

     Applicants realize that under certain circumstances, the Commission has required merger applicants to file a single OATT for non-discriminatory transmission access over the post-merger transmission system. However, as indicated above, NMPC and National Grid USA have transferred operational control over their transmission facilities to the NYISO and ISO-NE, respectively. The companies are unable to file a single system OATT because of their participation in respective regional transmission arrangements under tariff terms that the Commission has reviewed and approved./28 Accordingly, the Applicants are not required to file a single-system OATT./29

     Applicants also anticipate compliance with Order No. 2000, which will facilitate the provision of non-discriminatory open access transmission service on a regional basis. NMPC believes that the current NYISO structure provides for much of the Commission's mandate under Order No. 2000. On January 16, 2001, NMPC

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28/ Central Hudson Gas & Elec. Corp., 83 FERCP. 61,352, order on reh'g, 87 FERCP. 61,135 (1999); New England Power Pool, 79 FERCP. 61,374 (1997), order on reh'g, 85 FERCP. 61,242 (1998).

29/  See  Commonwealth   Edison,  91  FERCP.  61,036  (2000);  and  Energy  East
Corporation, et al., 91 FERCP. 61,001 (2000).


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and other transmission owners in New York filed in conjunction with the NYISO proposed changes to bring the NYISO into full compliance with Order No. 2000./30 In particular, the NYISO's compliance will be based on its existing characteristics, bolstered by: (1) proposed changes to its tariffs and enabling agreements to clarify and reinforce its governance structure, and to provide for a comprehensive planning process; and (2) an intensification of efforts to more closely coordinate its markets and operations with those of neighboring transmission entities in the PJM region, New England, and Ontario.

     National Grid USA, along with other transmission owners in New England, has developed a proposal for an independent transmission company that in combination with the existing ISO-NE will comprise the RTO for the New England region (the "New England RTO")./31 On January 16, 2001, National Grid USA and other transmission owners in New England, in conjunction with the ISO-NE, filed a "Joint Petition for Declaratory Order to Form the New England Regional Transmission Organization."/32 The Petitioners seek a Commission order declaring that: (1) the proposed binary New England RTO will meet or exceed the minimum characteristics and functions for an RTO under Order No. 2000; (2) Petitioners have the authority to make the necessary filings to create the New England RTO; and (3) the existing arrangements among NEPOOL, the transmission owners in New England, and ISO-NE do not satisfy the requirements specified in Order No. 2000.

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30/ See New York Independent System Operator, Inc., et al., Docket No. RT01-95-000 (Jan. 16, 2001).

31/ Should the proposed binary New England RTO receive Commission approval, the independent transmission company will adopt an OATT to succeed the existing NEPOOL Tariff.

32/ See The New England Transmission Owners, et al., Docket No. RT01-86-000 (Jan. 16, 2001).


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     In the event either the NYISO or the New England RTO fails to be approved by the Commission as an RTO, Applicants commit to file for approval to participate in another RTO that complies with Order No. 2000.

     Further, ISO-NE and NYISO, along with other ISOs in the Northeast, are parties to a Northeast ISO Memorandum of Understanding ("ISO MOU"). The ISO MOU is an agreement to explore ways in which the regional ISOs can work cooperatively to resolve present and future interregional issues with the aim of better integrating the electricity markets in their respective control areas. The ISO MOU includes a commitment to attempt to: (i) enhance interregional reliability through coordinated operations and planning of the bulk power system; (ii) facilitate broader competitive markets; and (iii) improve information flow to market participants and the public. The Merger will create opportunities and momentum to expedite the integration process.

VI. THE MERGER IS CONSISTENT WITH THE PUBLIC INTEREST

     Section 203(a) of the FPA provides, in pertinent part, that

          No public utility shall sell, lease, or otherwise dispose of . . . its facilities subject to the jurisdiction of the Commission . . . or by any means whatsoever, directly or indirectly, merge or consolidate such facilities or any part thereof with those of any other person, or purchase, acquire, or take any security of any other public utility, without first having secured an order of the Commission authorizing it to do so . . . . After  notice and  opportunity  for  hearing,  if the
          Commission finds that the proposed disposition, consolidation, acquisition, or control will be consistent with the public interest, it shall approve the same./33

     The statute thus requires the Commission to approve a merger if it finds the merger is in the public interest. The proposed Merger easily satisfies this standard. Pursuant to Order No. 642, the following issues need to be examined to

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33/ 16 U.S.C.ss.824b(a) (2000) (emphasis added).

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determine whether a merger is in the public interest: (1) the effect of the merger on competition; (2) the effect of the merger on rates; and (3) the effect of the merger on regulation. As is demonstrated in this Application and supporting materials, the Merger will not have an adverse effect in any of those three areas. Consequently, the Merger is in the public interest and the Commission should approve it promptly.

     A. The Merger Will Have No Adverse Effect on Competition

     Dr. Henry Kahwaty, an economist and Principal with LECG, has conducted an analysis of the competitive implications of the proposed Merger.34 Dr. Kahwaty's analysis is founded on the analytical framework outlined by the Commission in its Merger Policy Statement and most recently in its Order No. 642. Dr. Kahwaty evaluates both the horizontal and vertical implications of the Merger and whether the Merger will create barriers to entry into any relevant market. Dr. Kahwaty concludes that the proposed Merger will have no adverse effect on competition in any relevant market.

     1. Horizontal Effects

     The Commission's analytical framework for examining the horizontal competitive effects of a proposed merger employs a Herfindahl-Hirschman Index ("HHI") based analytical screen "to allow early identification of mergers that clearly do not raise competitive concerns."35 As explained below, in large part because the Applicants have divested virtually all of their generation assets and are located in different geographic markets, the Merger will not cause any material increase in market concentration and easily passes all of the Commission's screening thresholds. The proposed Merger does not, therefore, raise horizontal competitive concerns.

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                                       __

         Dr. Kahwaty defines the relevant product market for purposes of his competitive analysis as energy markets (non-firm energy and short-term capacity). Dr. Kahwaty explains that because both Applicants have already divested virtually all of their generation assets and are in the process of divesting all of their remaining generation resources, there is no "overlap" in long-term capacity between these firms. He concludes, therefore, that there is no reason to evaluate long-term capacity markets. Also, Dr. Kahwaty notes that because National Grid USA does not bid or control any ancillary services from its remaining generation resources, there is no horizontal overlap in ancillary services between the Applicants and, therefore, no reason to undertake a competitive analysis of that product. Accordingly, Dr. Kahwaty concludes that the only potential horizontal product overlap between the Applicants is in energy markets (non-firm energy and short-term capacity or firm energy) and limits his horizontal competitive analysis to that relevant product.

         Dr. Kahwaty defines two relevant geographic markets: (1) the New York State market, defined as the control area of the New York ISO; and (2) the New England market, defined as the control area of the ISO - New England. These geographic markets conform to the Commission's prior determinations.36 He explains that these geographic market definitions also reflect the key transmission interconnection and transmission constraints that affect the Applicants and are consistent with historical trading patterns.

         Dr. Kahwaty calculates the change in concentration attributable to the proposed transaction as measured by economic capacity in the New England and New York geographic markets based on a number of very conservative assumptions. As Dr. Kahwaty explains, his assumptions are designed to simplify the screening analysis predicated on the HHI calculations. He also explains that his simplifying assumptions are extremely conservative and serve to bias the screening analysis in favor of finding violations of the Commission's screening thresholds.

         Dr. Kahwaty demonstrates that even with his conservative assumptions the proposed Merger will only cause an increase in the HHIs in the New England and New York markets of 40.5 and 35.6 points, respectively. Both of these values are well within the 50 point screening threshold for even highly concentrated markets. Further, as Dr. Kahwaty explains, if any of his conservative assumptions is relaxed, the increase in HHIs due to the proposed Merger will be even smaller. Thus, based on the Commission's screening analysis, Dr. Kahwaty concludes that the proposed Merger will pose no horizontal competitive problem in either the New England or New York market.

         In addition, Dr. Kahwaty identifies several other factors that, consistent with the results of the screening analysis, support his conclusion that the Merger raises no horizontal competitive problem. First, Dr. Kahwaty points to the fact that all of National Grid USA's remaining ownership interests in generation resources are minority interests and it does not dispatch any of those generation resources or otherwise have the ability to restrict supply from those facilities. Second, Dr. Kahwaty notes that four of the five facilities in which National Grid USA holds minority interests and virtually all of the generation Niagara Mohawk Holdings continues to own are nuclear generating stations. As the Commission has recognized, nuclear capacity cannot easily be used to exercise market power because it is "difficult to ramp up or down in order to withhold output."37 Third, Dr. Kahwaty notes that both National Grid USA and Niagara Mohawk Holdings, having divested virtually all of their generation resources, are net buyers of energy. As such, it is the interest of neither Applicant to restrict supply in an attempt to force an increase in the price of electric energy. Fourth, substantial new entry is occurring, with many thousands of MWs of new generation in the process of entering the marketplace. Finally, both Applicants are full participants in the NYISO and ISO-NE and have subscribed to the relevant regional OATTs, thus assuring that transmission services will be provided to all competitors on an appropriate basis.

         In sum, the Merger poses no horizontal competitive concern.

2.       Vertical Effects

         The Commission has identified "instances in which only minimal information and analysis would be necessary to confirm that a vertical merger poses no competitive concern."38 These are: (i) when the merging firm sells a product that is used to produce only a de minimis amount of the relevant product in the downstream geographic market; and (ii) when an upstream firm does not sell into the relevant downstream geographic market in which the downstream merging firm participates.39 Dr. Kahwaty concludes that both of these conditions describe the proposed Merger.

         Dr. Kahwaty defines the relevant upstream product market as delivered natural gas. The relevant downstream product is gas-fired electrical energy and the relevant downstream geographic markets are the New York State, defined as the control area of the NYISO and New England, defined as the control area of the ISO-NE.

         With regard to the New England geographic market, Dr. Kahwaty concludes that Niagara Mohawk Holdings neither owns nor controls via contract any natural gas pipeline or natural gas distribution assets in New England. Further, its natural gas distribution facilities in New York do not, and cannot serve the downstream New England geographic market. In addition, Dr. Kahwaty finds that Niagara Mohawk Holdings sells no input products into the New England market. Therefore, Dr. Kahwaty concludes, consistent with the Commission's guidance, that the Merger poses no vertical market power concerns with regard to the New England market.

         With regard to the New York geographic market, Dr. Kahwaty notes that National Grid USA does not own or control natural gas transportation, distribution or supply facilities in any geographic area and therefore does not, and cannot participate in the New York market. Further, Dr. Kahwaty observes that Niagara Mohawk Holdings sells input products that are used to produce only a de minimis amount of electricity in the New York downstream market. Dr. Kahwaty concludes, therefore, that the Merger raises no vertical market power concern with regarding to the New York market.

     In addition, Dr. Kahwaty concludes that neither National Grid USA nor Niagara Mohawk Holdings is likely to be viewed as a potential electric generation competitor to the other firm in the other firm's geographic region. In sum, Dr. Kahwaty concludes that the proposed Merger affects neither the ability nor the incentive of the merged entity to exercise market power through or as a result of its vertical relationships.

3.       Barriers to Entry

         Finally, Dr. Kahwaty concludes that the Merger will not create any barriers to entry in any relevant market. The Merger does not give the Applicants control over generating sites or fuel supplies in the relevant markets. Further, the Applicants' participation in the NYISO and ISO-NE ensures that neither will be able to use their ownership of transmission to disadvantage rivals.

         B.       The Merger Will Have No Adverse Effect on Rates.

         Order No. 642 emphasizes that the Commission's concern regarding the effect on rates is with wholesale and transmission ratepayer protection.40 The proposed Merger will not adversely affect wholesale power or transmission rates.

         NMPC has three classes of wholesale requirement customers, each of which is charged for supply based on a combination of rates in contracts, retail tariffs, or NYISO pricing. NMPC's first customer class consists of the village of Bergen, which receives approximately 5 MW of power from NMPC and 4 MW from the New York Power Authority. The pricing in NMPC's contract with Bergen is based on a fixed demand payment that is established in the contract, and energy prices that are based on the NYISO spot market. This contract will expire under its terms on October 31, 2003, and NMPC does not anticipate renewing this contract. NMPC's second customer class consists of customers receiving electricity pursuant to a pilot retail access program directed by the NYPSC. Pursuant to its tariff for the Farm and Food Processor Pilot, NMPC is obligated to supply energy service companies for their service to eligible customers with either electricity priced principally at NYISO day-ahead spot market prices or at a tariff rate. This pilot program will expire in early 2001, although the NYPSC may extend it. Lastly, NMPC provides electricity supply and delivery services to retail customers located in the franchise territory of other bordering utilities. This service is provided pursuant to "borderline"
agreements with NMPC's neighboring utilities and priced according to NMPC's retail tariffs filed with the NYPSC. The rates provided in the foregoing contracts, retail tariffs, and NYISO pricing do not permit NMPC to pass through merger-related costs to it customers.

         Similarly, NEP also has divested virtually all of its generation assets, and makes only extremely limited wholesale requirements sales to three customers under FERC Tariff 1 and to three customers under contract, with a combined peak demand of approximately 6 MW. The arrangements that are currently in place for NEP will continue to govern such sales.41

         In sum, the Merger will have not adverse impact on Applicants' wholesale customers. With respect to NMPC's and the National Grid USA subsidiaries' transmission rates, both NMPC and the

National Grid USA subsidiaries will retain ownership of their transmission systems, with access provided through currently effective OATTs, with the exception of certain of NMPC's customers who elected to continue service under pre-OATT contracts and pursuant to NMPC's OATT, rather than the OATT administered by NYISO.42 These latter customers of NMPC all take service pursuant to fixed rates. Further, both transmission systems currently are subject to the operational control of ISOs and will be subject to the operational control of RTOs in accordance with the Commission's Order No. 2000.

         Although there will be an acquisition premium and transaction costs associated with the Merger, Applicants do not request recovery of these items in rates subject to the Commission's jurisdiction as part of this Application. Moreover, because Applicants' rates are subject to fixed terms in the case of
NMPC, an established formula in the case of NEP, or are set by OATTs administered by the NYISO and ISO-NE, Applicants could not pass through such merger-related costs absent a Section 205 filing. Applicants commit, nevertheless, that they will not attempt to recover merger-related costs in excess of merger-related savings through rates without first receiving specific regulatory approval to do so.

         Based on the foregoing and Applicants' commitment to hold ratepayers harmless from the costs associated with the proposed transaction absent FERC or other regulatory approval of recovery of such costs, there is no need for the imposition of any incremental layer of protection for ratepayers.43

         The fact that no additional ratepayer protection is needed is confirmed by looking at the simple structural changes effected by the Merger - imposing a new holding company layer over NMPC and a new holding company over the entire National Grid System. In similar cases, the Commission has found that no ratepayer protection is needed other than requiring the utility to hold ratepayers harmless from the costs associated with the transaction.44 As ratepayers will be held harmless, the second test is satisfied.

         C.       The Merger Will Have No Adverse Effect on Regulation.
         The Commission's analysis addresses two factors to determine whether a merger would impair effective regulation. First, the Commission considers whether the merger would transfer authority from the Commission to the SEC. Order No. 642 provides that the applicants must commit to abide by the Commission's policies with respect to intra-system transactions within the holding company structure or be prepared to go to a hearing on the effect of the proposed transaction on effective regulation by the Commission.45 Second, applicants must state whether the affected states have authority to act on the proposed merger.46 Where the affected states have such authority, the Commission will not set for further investigation or hearing the matter of whether the transaction will impair effective regulation by the state commissions. However, where the affected state commissions lack authority over the merger and raise concerns over regulation, the Commission will consider, on a case-by-case basis, whether to set the issue for hearing.47 The Merger of Niagara Mohawk Holdings and Newco satisfies both aspects of this test and hence will not impair effective regulation at the federal or state level. 1. Federal Regulation

         Niagara Mohawk Holdings is currently an exempt holding company under PUHCA, and seeks to maintain this status after consummation of the Merger. There will be no change in the relationship between Niagara Mohawk Holdings and NMPC as a result of the Merger, however, Niagara Mohawk Holdings and NMPC will become part of the National Grid registered holding company system. As a result, Niagara Mohawk Holdings will be subject to additional federal regulation by the SEC under PUHCA. There will be no change to the National Grid USA System as a result of the Merger, and thus, no impact on federal regulation of transactions among entities within that system. Newco, in its capacity as a holding company above Niagara Mohawk Holdings and National Grid USA, will register under PUHCA, as did National Grid following its acquisition of NEES, and Newco will be subject to regulation by the SEC. To avoid any impact on federal regulation, the Applicants commit to be subject to the Commission's policy regarding intra-corporate transactions for those transactions involving the sale of non-power goods and services between and among Newco, any of its subsidiaries or affiliates and NMPC.48 Because this commitment assures that the Commission will have appropriate oversight over such sales of non-power goods and services involving the new layer of affiliate transactions resulting from the Merger, there will be no adverse effect on federal regulation from the Merger.49

                  2.       State Regulation

         With respect to state regulation, there will not be any change as a result of the Merger. The Merger does not change the corporate existence, financing, operations, or services of the companies, but only imposes the new holding company layer on top of the existing holding company. Each state commission that currently has authority over NMPC and National Grid USA's subsidiaries will continue to have authority over the rates, services, and operations of those companies.

         Applicants have filed an application for merger approval in New York, contemplate filing an application for approval of the Scheme of Arrangement in Vermont, and have certified to New Hampshire that the transaction will have no adverse effect within that state. Applicants are not required to obtain approvals from regulatory authorities in Massachusetts and Rhode Island, which have been informed of the Merger. Because the Applicants' customers in Massachusetts and Rhode Island are already served under long-term rate plans, customers in those states will not be negatively affected by the Merger.

         Applicants' filing with the NYPSC provides full information regarding the transaction and is accompanied by a long-term rate plan. This filing provides the NYPSC with an opportunity to evaluate any impact on state regulation associated with the transaction. The rates, service and corporate organization of the retail utilities in Massachusetts, Rhode Island, and New Hampshire will not be affected by the Merger. Concerns, if any, raised by these states will be addressed directly in the state. Accordingly, the Merger will raise no concerns regarding state regulation. Thus, there will be no adverse effect on state regulation as a result of this Merger, and the third and final prong of the test established in the Merger Policy Statement and adopted in Order No. 642 is satisfied.

VII.     ACCOUNTING TREATMENT

         A. Application of the Purchase Method of Accounting to the Merger Proper accounting principles will be applied to the Merger. The proposed Merger will be accounted for using the purchase method of accounting because the necessary conditions to apply pooling of interest accounting are not met by the structure of this transaction.50 The purchase method has been approved by the Commission when the pooling of interest's method is not appropriate.51 The acquisition premium recorded under the purchase method of accounting will be pushed down to NMPC and its affiliates. Recording the acquisition premium on the acquired companies' books is consistent with SEC guidance,52 and the Commission has approved it previously.53

         Pursuant to Order No. 642 and the new Section 33.5 of the Commission's Regulations, Applicants submit their proposed accounting entries showing the effect of the Merger on all account balances, the effect on the income statement, and the effects on other relevant financial statements.54 This submission also provides narrative explanations describing the basis for the entries. See Attachment 1.

          B. Applicants Request Authority to Pay Dividends as a Result of the Merger

         Newco is  acquiring  Niagara  Mohawk  Holdings  shares at a premium  of approximately 37 percent, relative to the closing price of Niagara Mohawk Holdings shares on September 1, 2000. Under U.S. Generally Accepted Accounting Principles 55 for purchase accounting, the premium, together with the transaction costs, are recorded as goodwill on the acquired company's accounts. Newco plans to "push down" and allocate the acquisition premium among NMPC and its affiliates.56 This approach is fully consistent with Commission precedent,57 and with the approach adopted in the National Grid acquisition of NEES and in the acquisition of EUA by National Grid USA.

         The push down would result in the recognition, for SEC reporting purposes, of goodwill on the books of account of NMPC.58 The goodwill will be amortized over an appropriate period (20 years), through a below-the-line account. Under the Commission's accounting rules, because the existing book value of utility plant cannot be restated to current market value, the excess of purchase price over the original book value will be recorded in Account No. 114, Electric plant acquisition adjustment. This account is not subject to separate rate recovery and does not affect the historical basis of the plant accounts used to determine rates.59 There will be a corresponding increase on the equity side in the paid-in capital accounts to balance the acquisition premium.

         The use of push down accounting represents the termination of the old entity and the creation of a new one from an accounting standpoint. This in turn requires the common equity balances of the NMPC and its affiliates to be effectively restated as if they were new companies. As a result, the retained earnings balance is eliminated. The purchase price paid for the company establishes the new common equity balances, which are split between the par value of the common stock, premium, and additional paid-in capital. Any existing retained earnings before the consummation of the Merger will effectively become part of the new common equity balance recorded in paid-in capital accounts, which will include the equity increase to balance the acquisition premium.

         Under Section 305(a) of the FPA, however, directors of jurisdictional entities may not participate in paying dividends "from any funds properly included in [a] capital account."60 As a result of the restatement of accounts, this statutory provision could be interpreted to restrict NMPC to paying dividends solely out of future earnings.61

         This problem is exacerbated by a second issue related to the application of the push down and purchase methods of accounting. As explained above, the Merger will generate an acquisition premium that, as a result of the push down, will be reflected in Account No. 114, Electric plant acquisition adjustment, with a corresponding increase in equity in the paid-in capital accounts. Under purchase accounting, the amortization of the acquisition premium and transaction costs will be charged against the current earnings of NMPC and its affiliates. In other words, the amortization of the premium and transaction costs will be reflected on the books of NMPC and its affiliates as a reduction in net income, reducing future earnings that would be available to pay dividends. Applicants are concerned that the resulting net income levels could preclude future payments of dividends.

         Accordingly, without the relief requested, NMPC's ability to pay dividends in an efficient manner could be impaired by the application of these accounting requirements even though after the Merger, NMPC and its affiliates will be stronger financially than before the Merger. To avoid this result, Applicants seek authorization to pay dividends from paid-in capital accounts and to determine current and future earnings available for paying dividends by adding back the amortized acquisition premium and transaction costs to net income. Applicants note that the Commission previously granted NEP and its affiliates similar authority in analogous circumstances.62 Applicants also seek related authorization to enable NMPC to transfer to Newco or National Grid USA revenues from major transactions, such as asset sales, divestiture, or securitization, and to reduce NMPC's capital ratio to a level appropriate to NMPC's business risk.

         The requested relief is consistent with the FPA. The intent of Section 305(a) of the FPA was to preclude exploitation of a utility by its directors or officers.63 To assure that no exploitation or threat to the financial integrity of Applicants results from the payment of dividends as requested, in any calendar year NMPC will limit dividends paid in accordance with the following dividend restriction commitments and guarantees. Applicants will reflect these commitments in their application filed with the SEC under PUHCA for the SEC's approval of the National Grid/Niagara Mohawk Holdings Merger and ongoing financing authority, and have made these commitments in their petition filed with the NYPSC for merger approval.

         First, NMPC will pay dividends in accordance with the following:

---------------------------------- ---------------------------------------------
Year                               Dividend limitation: Income available for

                                   common dividends plus:
---------------------------------- ---------------------------------------------
---------------------------------- ---------------------------------------------
2001                               $100 million
---------------------------------- ---------------------------------------------
---------------------------------- ---------------------------------------------
2002                               $100 million
---------------------------------- ---------------------------------------------
---------------------------------- ---------------------------------------------
2003                               $80 million
---------------------------------- ---------------------------------------------
---------------------------------- ---------------------------------------------
2004                               $60 million
---------------------------------- ---------------------------------------------
---------------------------------- ---------------------------------------------
2005                               $40 million
---------------------------------- ---------------------------------------------
---------------------------------- ---------------------------------------------
2006                               $20 million
---------------------------------- ---------------------------------------------
---------------------------------- ---------------------------------------------
2007 and beyond                    $0
---------------------------------- ---------------------------------------------

Income available for dividends will be calculated before the amortization of the acquisition premium, based on a rolling 2-year average. To the extent that NMPC does not pay dividends equal to the maximum allowed in any year, Applicants seek to carry that amount forward for future dividend payments. Second, for the purposes of calculating "income available for dividends," Applicants will exclude non-cash charges to income resulting from accounting changes or charges to income resulting from significant unanticipated events. Finally, Applicants agree to inform the Commission promptly of any change in circumstances that reflects a material departure from the above representations.

         In sum, allowing NMPC to pay dividends from paid-in capital accounts as requested will neither harm the financial standing of NMPC nor will it place utility ratepayers at risk. Further, Applicants' financial position will be stronger after consummation of the Merger. Consequently, the prohibition of
Section 305(a) should not apply to Applicants' proposed dividend payments.

VIII. INFORMATION REQUIRED OF APPLICANTS BY SECTION 33.2 OF THE COMMISSION'S REGULATIONS
      --------------------------------------------------------------------------

          A.   The exact name and address of the principal business office.

         For Niagara Mohawk Holdings, Inc.:
                  Niagara Mohawk Holdings, Inc.
                  300 Erie Boulevard West
                  Syracuse, New York  13202

         For National Grid USA:

                  National Grid USA
                  25 Research Drive
                  Westborough, MA  01582

          B. Name and address of the person authorized to receive notices and communications regarding the application.

              *   Gary J. Lavine

                  Senior Vice President and Chief Legal Officer
                  Niagara Mohawk Holdings, Inc.
                  300 Erie Boulevard West

                  Syracuse, New York  13202
                  Telephone:        (315) 428-6947
                  Facsimile:        (315) 428-5746
                  Lavineg@niagaramohawk.com

               *  Thomas G. Robinson
                  Deputy General Counsel
                  National Grid USA
                  25 Research Drive
                  Westborough, MA  01582
                  Telephone:        (508) 389-2877
                  Facsimile:        (508) 389-2463
                  thomas.robinson@us.ngrid.com
                  ----------------------------

                  Edward Berlin
                  Steven J. Agresta
                  Kenneth G. Jaffe

              *   Stephen C. Palmer
                  Sara C. Weinberg

                  Swidler Berlin Shereff Friedman, LLP
                  3000 K Street, NW, Suite 300
                  Washington, DC  20007-5116
                  Telephone:        (202) 424-7500
                  Facsimile:        (202) 424-7643
                  eberlin@swidlaw.com
                  -------------------
                  sjagresta@swidlaw.com
                  ---------------------
                  kgjaffe@swidlaw.com
                  -------------------
                  scpalmer@swidlaw.com
                  --------------------
                  scweinberg@swidlaw.com
                  ----------------------

*    Persons  designated  to  receive  service  under 18  C.F.R.ss.385.203(b)(3)
     (1999).

         C.       A description of the applicant, including:

                    1. All business activities of the applicant, including authorizations by charter or regulatory approval.

         Applicants' business activities are described in Section IV of this Application, above. A listing of the franchises held by Niagara Mohawk Holdings and National Grid USA, respectively, are included in Exhibit A to this Application.

                    2. A list of all energy subsidiaries and energy affiliates, percentage ownership interest in such subsidiaries and affiliates, and a description of the primary business in which each is engaged.

         See Section IV of this Application, above.

                    3. Organizational charts depicting Applicants' current and post-transaction corporate structures.

         See Exhibit C to this Application.

                    4. Description of all joint ventures, strategic alliances, tolling arrangements or other business arrangements, including transfers of operational control of transmission facilities to Commission approved Regional Transmission Organizations, both current, and planned to occur within a year from the date of filing, to which the applicant or its parent companies, energy subsidiaries, and energy affiliates is a party, unless the applicant demonstrates that the proposed transaction does not affect any of its business interests.

         Applicants' business arrangements will not be affected by the Merger. Subsequent changes, if any, to its business arrangements or operational control of or affecting transmission service will be included in a separate filing with the Commission.

                    5. Identity of common officers or directors of parties to the proposed transaction.

         No such common officers or directors exist.

                    6. Description and location of wholesale power sales customers and unbundled transmission services customers served by the applicant or its parent companies, subsidiaries, affiliates and associate companies.

         See Exhibit F to this Application.

               D.   Description of jurisdictional facilities owned, operated, or
                    controlled  by  the  applicant  or  its  parent   companies,
                    subsidiaries, affiliates, and associate companies.

         See Exhibit G to this Application.

               E. A narrative description of the proposed transaction for which Commission authorization is requested, including:

                    1.   The   identity   of  all   parties   involved   in  the
                         transaction.

         The Merger involves the acquisition by Newco of Niagara Mohawk Holdings as described in Section V.B of the Application, above.

                    2. All jurisdictional facilities and securities associated with or affected by the transaction.

         The Merger includes all of the operating facilities of Applicants, including all franchises, permits, and operating rights owned by them and their subsidiaries. The securities of Niagara Mohawk Holdings and National Grid are affected by the Merger.

                    3.   The consideration for the transaction.

         See Exhibit I to this Application.

                    4. The effect of the transaction on such jurisdictional facilities and securities.

         Following the Merger, all jurisdictional facilities will be operated in substantially the same manner as they are currently operated. The Merger will not have any known effect on the rights, interests, or obligations of the parties to contracts for the purchase, sale, transmission, or interchange of electric energy involving Niagara Mohawk Holdings, NMPC, the National Grid USA subsidiaries, or National Grid.

         As noted in the Merger Agreement attached as Exhibit I, following the Merger, Niagara Mohawk Holdings' securities will be de-listed from the New York Stock Exchange. In addition, just prior to the Merger, shares equal to those of National Grid are to be exchanged for shares of Newco and National Grid's securities and ADSs will be de-listed from the London and New York stock exchanges.

          F. All contracts relating to the proposed transaction together with copies of all other written instruments entered into or proposed to be entered into by the parties to the transaction.

         See the Merger Agreement attached as Exhibit I to this Application.

          G. A statement explaining the facts relied upon to demonstrate that the proposed transaction is consistent with the public interest.

         See Section VI of this Application, above.

          H. A general or key map showing the properties of each party to the transaction.

         See Exhibit K to this Application.

          I.   Identify the licenses,  orders, or other approvals  required from
               other   regulatory   bodies  in  connection   with  the  proposed
               transaction, and the status of other regulatory actions.

          The following are the regulatory filings that Applicants contemplate making with other regulatory bodies:

          1.   Niagara   Mohawk   Holdings  and  National   Grid  will  file  an
               application with the SEC for approval of the Merger pursuant to PUHCA.

          2. On January 26, 2001, Niagara Mohawk Holdings and National Grid submitted to the Federal Trade Commission and the Department of Justice the information required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          3. Niagara Mohawk Holdings and National Grid will make a filing as required by the Exon-Florio Amendment.64

          4. On January 17, 2001, Applicants filed a petition for approval of the Merger with the New York Public Service Commission pursuant to Section 70 of the New York Public Service Law.

          5. On December 21, 2000, National Grid USA certified to the New Hampshire Public Utilities Commission that the Scheme of Arrangement will not have an adverse effect on the rates, terms, service or operations of Granite State Electric Company, pursuant to Section 369:8, II of the New Hampshire Revised Statutes Annotated.

          6. Applicants will file an application for approval of the Scheme of Arrangement with the Vermont Public Service Board pursuant to
               Section 107 of Title 30 of the Vermont Statutes Annotated.

          7.   Niagara   Mohawk   Holdings  and  National  Grid  will  file  for
               regulatory approval from the Federal Communications Commission ("FCC") for the transfer of control of NMPC as an FCC licensee.

     Upon receipt of each order relating to the above regulatory filings with respect to the proposed transaction, Applicants will supplement this Application to provide the Commission with a copy of such order.

     IX.  ADDITIONAL   INFORMATION   REQUIRED   PURSUANT   TO  PART  33  OF  THE
          COMMISSION'S REGULATIONS
          ----------------------------------------------------------------------

         Pursuant to Section 33.2 of the Commission's Regulations, the following
Exhibits  are   submitted,   which  are  attached  to  and  included  with  this
Application:

         Exhibit A.        Franchise Information.
         Exhibit C.        Organizational Charts.
         Exhibit F.        Description and Location of Customers.
         Exhibit G.        Description of Jurisdictional Facilities.
         Exhibit I.        Merger Agreement.
         Exhibit K.        Map.

         Pursuant to Section 33.6 of the Commission's Regulations, as revised by Order No. 642, Applicants also attach to this Application, both in hard copy form and on diskette, a form of notice suitable for publication in the Federal Register.

X.       PROCEDURAL MATTERS

         The facts and analysis provided in this Application demonstrate that the Merger will not have an adverse effect on competition, rates or regulation. The transaction easily satisfies all requirements of Section 203 of the FPA and thus is in the public interest. Consequently, Applicants, National Grid, and Newco respectfully request that the Commission approve the Merger expeditiously, on the basis of the facts and analysis set forth in this Application and without hearing.

XI.      CONCLUSION

         For the foregoing reasons, Applicants, National Grid, and Newco respectfully request that the Commission: (1) approve the Merger under Section 203 of the FPA; (2) grant the waiver requested regarding filing requirements previously applicable pursuant to Part 33 of the Commission's Regulations; (3) approve the request for accounting and dividend authority; (4) grant any other authorizations, approvals, or waivers necessary or appropriate to allow this Application to be accepted for filing and granted; and (5) issue such approvals, authorizations, and waivers expeditiously, without condition, modification, or trial-type hearing.

Respectfully submitted,
---------------------------------                   ----------------------------
Gary J. Lavine                                      Thomas G. Robinson
Senior Vice President and Chief Legal Officer       Deputy General Counsel
Niagara Mohawk Holdings, Inc.                       National Grid USA
300 Erie Boulevard West                             25 Research Drive
Syracuse, New York  13202                           Westborough, MA   01582
(315) 428-6947                                      (508) 389-2877



                                        ----------------------------------
                                        Edward Berlin
                                        Steven J. Agresta
                                        Kenneth G. Jaffe
                                        Stephen C. Palmer
                                        Sara C. Weinberg

                      Swidler Berlin Shereff Friedman, LLP

                                        3000 K Street, NW, Suite 300
                                        Washington, DC  20007-5116
                                        (202) 424-7500
                                        Attorneys for Applicants

                    Exhibit A - National Grid USA Franchises


     Only  the  retail  distribution   affiliates  of  National  Grid  USA  have
franchises. Such franchises are listed below.

     Massachusetts Electric Company has non-exclusive franchise rights to serve in the following cities and towns located in the Commonwealth of Massachusetts:
Abingdon, Adams, Alford, Amesbury, Andover, Athol, Attleboro, Auburn, Avon, Ayer, Barre, Belchertown, Bellingham, Berlin, Beverly, Billerica, Blackstone, Bolton, Boxford, Bridgewater, Brimfield, Brockton, Brookfield, Charlemont, Charlton, Chelmsford, Cheshire, Clarksburg, Clinton, Cohasset, Dighton, Douglas, Dracut, Dudley, Dunstable, East Bridgewater, East Brookfield, East Longmeadow, Easton, Egremont, Erving, Essex, Everett, Fall River, Florida, Foxborough, Franklin, Gardner, Gloucester, Goshen, Grafton, Granby, Great Barrington, Groton, Halifax, Hamilton, Hampden, Hancock, Hanover, Hanson, Hardwick, Harvard, Haverhill, Hawley, Heath, Hingham, Holbrook, Holland, Hopedale, Hubbardston, Lancaster, Lawrence, Leicester, Lenox, Leominster, Lowell, Lynn, Malden, Manchester, Marlborough, Medford, Melrose, Mendon, Methuen, Milford, Millbury, Millville, Monroe, Monson, Montery, Mt. Washington, Nahant, Nantucket, New Braintree, Newbury, Newburyport, New Marlborough, New Salem, North Adams, Northampton, North Andover, Northborough, Northbridge, North Brookfield, Norton, Norwell, Oakham, Orange, Oxford, Palmer, Paxton, Pembroke, Pepperell, Petersham, Phillipston, Plainville, Quincy, Randolph, Rehoboth, Revere, Rockland, Rockport, Rowe, Royalston, Rutland, Salem, Salisbury, Saugus, Scituate, Seekonk, Sheffield, Shirley, Shutesbury, Somerset, Southborough, Southbridge, Spencer, Stockbridge, Stoughton, Sturbridge, Sutton, Swampscott, Swansea, Tewksbury, Topsfield, Tyngsborough, Upton, Uxbridge, Wales, Ware, Warren, Warwick, Webster, Wendell, Wenham, Westborough, West Bridgewater, West Brookfield, Westford, Westminster, West Newbury, Westport, West Stockbridge, Weymouth, Whitman, Wilbraham, Williamsburg, Williamstown, Winchendon, Winthrop, Worcester and Wrentham.

     Narragansett has retail exclusive electric distribution franchises in the State of Rhode Island, including the cities and towns of Barrington, Bristol, Burrillville, Central Falls, Charlestown, Coventry, Cranston, Cumberland, East Greenwich, East Providence, Exeter, Foster, Glocester, Hopkinton, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Narragansett, Newport, North Kingstown, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Richmond, Scituate, Smithfield, South Kingstown, Tiverton, Warren, Warwick, Westerly, West Greenwich, West Warwick, and Woonsocket.

Niagara Mohawk Power Corporation Franchise List Filed Under Cover of Form SE]

                  Niagara Mohawk Holdings Pre-Merger Structure

                        ------------------
                        | Niagara Mohawk |
                        | Holdings, Inc. |
                        ------------------
                                 |
                                 |
                                 |
       -------------------------------------------------
       |                                               |
-----------------                             -------------------
|    Niagara    |                             |     Opinac      |
| Mohawk Power  |                             |  North America  |
| Corporartion  |                             |       Inc.      |
-----------------                             -------------------
           |                                           |
           |                                           |
           |        ----------------------------------------------------
           |        |               |                |                 |
---------- |  -------------  ---------------  ----------------  ---------------
|  NM    | |  |   Opinac  |  |             |  |              |  |   Niagara   |
|Uranium,|-|  |   Energy  |  | Telegy, Inc.|  |  EVonyx, Inc.|  |    Mohawk   |
|  Inc.  | |  |Corporation|  |             |  |              |  | Energy, Inc.|
---------- |  -------------  ---------------  ----------------  ---------------
           |       |                                                   |
---------- |       |         -------------------------------------------
|   NM   | |       |         |           |             |               |
| Proper-|-| ------------ ----------- ----------- ----------------- -----------
|  ties, | | | Canadian | | Telergy | |  Direct | |    Niagara    | | Northern |
|   Inc. | | | Niagara  | | Central | |  Global | |    Mohawk     | |  Power   |
---------- | |  Power   | |   LLC   | |  Power  | |    Energy     | | Systems  |
           | | Company, | |         | |         | |Marketing, Inc.| |   Inc.   |
---------- | | Limited  | ----------- ----------- ----------------- ------------
|   NM   | | ------------
| Receiv-|-|       |
| ables  | | ------------
|  LLC   | | | Canadian |
---------- | |  Niagara |
           | |  Power,  |
---------- | |   Inc.   |
|   NM   |-| ------------
| Receiv |
|  ables |
|Corpor- |
|ation II|
----------

                             Post-Merger Structure

                          ---------------------------
                          | National Grid Group plc |<------
                          ---------------------------      |
                                      |                    |
                    ------------------------             Newly created top-level
                    |                      |             holding company
              -------------        ------------------
Pre-merger--->|   NGG plc |        |                |---
  holding     -------------        ------------------  |       Intermediate
  company           |                      |           |       holding companies
                    |                      |           | >        |
                    |                      |           |    <-----|
          --------------------     ------------------  |
          |  National Grid   |     |                |---
          | Holdings Limited |     -----------------
          --------------------             |
             |                             |
             |                             |
            \|/                    -----------------
   The National Grid Company plc   | National Grid |
       and Existing Foreign        |      USA      |
         Utility Companies         -----------------
                                           |
                                           |
        ------------------------------------------------------------
        |              |           |            |                  |
---------------- ------------- --------- ------------------        |
|Niagara Mohawk| |Unregulated| |Service| |Massachusetts   |        |
|Holdings, Inc.| |Affiliates | |Company| |Electric Company|        |
---------------- ------------- --------- ------------------        |
              |                      ----------------------------------
              |                      |               |                |
              |            ------------------ --------------- ------------------
              |            |The Narragansett| | New England | |  Granite State |
              ------       |Electric Company| |Power Company| |Electric Company|
                   |       ------------------ --------------- ------------------
------------------ | ------------------
| Niagara Mohawk | | |     Opinac     |
|     Power      |---| North America, |
|  Corporation   |   |      Inc.      |
------------------   ------------------
                              |
                    ---------------------
                    |  Niagara Mohawk   |
                    | Energy Marketing, |
                    |         Inc.      |
                    ---------------------





                     National Grid USA Pre-Merger Structure

                          ---------------------------
                          | National Grid Group plc |
                          ---------------------------
                                      |
                   ----------------------
                   |                    |
           ------------------   ------------------
           |  National Grid |   |                |---
           |Holdings Limited|   ------------------  |       Intermediate
           ------------------           .           |       holding companies
                    |                   .           | >        |
                    |                   .           |    <------
                    |           -----------------   |
                    |           |               | ---
                   \|/          -----------------
 The National Grid Company plc          |
     and Existing Foreign               |
       Utility Companies                |
                                -----------------
                                | National Grid |
                                |      USA      |
                                -----------------
                                        |
                                        |
      ---------------------------------------------
      |           |            |                  |
------------- --------- ------------------        |
|Unregulated| |Service| |Massachusetts   |        |
|Affiliates | |Company| |Electric Company|        |
------------- --------- ------------------        |
                                     ----------------------------------
                                     |               |                |
                           ------------------ --------------- ------------------
                           |The Narragansett| | New England | | Granite State | |Electric Company| |Power Company| |Electric Company|
                           ------------------ --------------- ------------------

                                    EXHIBIT F

Wholesale Power Service Provided by Niagara Mohawk Energy Marketing

Customer                   Location                        Description

American Electric Power    New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Allegheny Energy Trading   New York, PJM, New England,     Energy Marketer
& Supply                   Ohio, Indiana, Illinois, and
                           Delaware
Agway Energy Products      New York, Pennsylvania, and     Energy Marketer
                           New Jersey
American Municipal Power   Ohio                            Municipality
of Ohio
Amerada Hess               New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Aquila Power Marketing     New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Bangor Hydro               New England                     Energy Marketer
Cargalliant                New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Central Hudson             New York, PJM, New England,     Energy Marketer
Enterprises                Ohio, Indiana, Illinois, and
                           Delaware
Central Maine Power        New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Connectiv                  New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Con Edison                 New York                        Utility
Con Edison Solutions       New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Constellation              New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Coral Power                New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Delmarva                   New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Strategic Power            New York, PJM, New England,     Energy Marketer
Management                 Ohio, Indiana, Illinois, and
                           Delaware
Duke Energy Marketing      New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Detroit Edison             New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Dynergy                    New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Ecconergy                  New York, Pennsylvania, and     Energy Marketer
                           New Jersey
Edison Mission             New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Energetix                  New York                        Energy Marketer
Engage Energy              New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Enron                      New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
First Energy               New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
First Rochdale             New York                        Cooperative
Florida Power              New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
HQ US                      New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
City of Jamestown          Jamestown, New York             Municipality
Keyspan                    New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Long Island Power          New York                        Municipality
Authority
Merchant Energy Group      New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Merrill Lynch              New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Mirabito Fuel Group        New York                        Energy Marketer
Morgan Stanley             New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
ISO New England            New England                     Independent System
New Energy Ventures        New York, PJM, New England,     Operator
                           Ohio, Indiana, Illinois, and    Energy Marketer
                           Delaware
New York Municipal Power   New York                        Municipal
Agency
NRG                        New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Northeast Utilities        New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
NY Gas                     New York                        Energy Marketer
NYISO                      New York                        Independent System
NYPA                       New York                        Operator
NYSEG                      New York - NYSEG Area           State Power Authority
NYSEG Solutions            New York, PJM, New England,     Utility
                           Ohio, Indiana, Illinois, and    Energy Marketer
                           Delaware
Orange and Rockland        New York                        Utility
PECO                       New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
PEC Energy Marketing       New England                     Energy Marketer
PGET                       New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
PJM                        Pennsylvania, New Jersey,       Energy Marketer
                           Maryland
PP&L                       New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
PP&L Energy Plus           New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
PSE&G                      New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
PSE&G Technologies         New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Reliant Energy             New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Robison Oil                New York                        Energy Marketer
Southern Energy            New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Select Energy              New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Sempra Energy              New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Transcanada Power          New York and New England        Energy Marketer
Marketing
Total Energy               New York, Pennsylvania, and     Energy Marketer
                           New Jersey
Tractabel Energy           New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Virginia Power             New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware
Wabash Valley Electric     New York, PJM, New England,     Cooperative
Coop                       Ohio, Indiana, Illinois, and
                           Delaware
Williams Energy            New York, PJM, New England,     Energy Marketer
                           Ohio, Indiana, Illinois, and
                           Delaware


Wholesale Power Service Provided by New England Power Company

Customer                   Location                         Description

US Army                    Devens RFTA, Massachusetts       U.S. Government
Green Mountain Power Corp  Vermont                          Energy Marketer
New Hampshire Electric     New Hampshire                    Utility
Corp
American Paper Mills of    Gilman, Vermont                  Paper Mill
Vermont
NEET Converter             Ayers, Massachusetts             Energy Marketer
Island Corporation         Bellows Falls, Vermont           Paper Mill


Grandfathered Pre-OATT Service Provided by New England
Power Company

Customer                   Location                         Description

Altresco, Pittsfield L.P.  Massachusetts                    Energy Marketer
Ashburnham Municipal       Massachusetts                    Municipal
Light Plant
Boston Edison Company      Massachusetts                    Utility
Boston Edison Company      Massachusetts                    Utility
Boston Edison Company      Massachusetts                    Utility
Boston Edison Company      Massachusetts                    Utility
Centennial Island          Massachusetts                    Utility
Hydroelectric Company
Central Vermont Public     Vermont                          Utility
Service
Central Vermont Public     Vermont                          Utility
Service
Commonwealth Electric      Massachusetts                    Utility
Company
Hingham Municipal          Hingham, Massachusetts           Municipal
Lighting Plant
Hingham Municipal          Hingham, Massachusetts           Municipal
Lighting Plant
Hull Municipal Lighting    Hull, Massachusetts              Municipal
Plant
Massachusetts Bay          Boston, Massachusetts            State Authority
Transportation Authority
Massachusetts Bay          Boston, Massachusetts            State Authority
Transportation Authority
Massachusetts Bay          Boston, Massachusetts            State Authority
Transportation Authority
Massachusetts Electric     Northborough, Massachusetts      Utility
Company
Massachusetts Municipal    Ludlow, Massachusetts            State Authority
Wholesale Electric
Company
Masspower                  Massachusetts                    Energy Marketer
Middleborough Gas and      Middleborough, Massachusetts     Municipal
Electric Department
Middleborough Gas and      Middleborough, Massachusetts     Municipal
Electric Department
Middleborough Gas and      Middleborough, Massachusetts     Municipal
Electric Department
Middleton Municipal        Middleton, Massachusetts         Municipal
Electric Company
Public Service Company     Manchester, New Hampshire        Utility
of New Hampshire
Public Service Company     Manchester, New Hampshire        Utility
of New Hampshire
Taunton Municipal          Taunton, Massachusetts           Municipal
Lighting Plant
Templeton Municipal        Templeton, Massachusetts         Municipal
Light Plant
Unitil Power Corp          Hampton, New Hampshire           Energy Marketer
Vermont Electric Power     Rutland, Vermont                 Utility
Company, Inc.
Vermont Electric Power     Rutland, Vermont                 Utility
Company
41 Members of NEPOOL       Ayers, Massachusetts             Utilities
UI, TMLP, NHEC, MMWEC,     New Hampshire, Massachusetts     Utilities
Hudson L&P,
GreatBayPower,
LittleBayPower, CL&P,
North AtlanticEnergy,
NSTAR


Wholesale Power Service Provided by Niagara Mohawk
Power Corporation/1/

Customer                   Location                         Description

Bergen                     Bergen, New York                 Municipal
ESCOs under Farm and       New York                         Retail Pilot Program
Food Processor Program


Grandfathered Pre-OATT Service Provided by Niagara Mohawk
Power Corporation/2/

Customer                   Location                       Description

NYPA-St. Lawrence Munis    Pennsylvania, Ohio,            State Power Authority
                           Connecticut, Massachusetts,
                             Rhode Island, New York
NYPA Rep'l                 Western New York               State Power Authority

-----------------
/1/ Niagara Mohawk Power Corporation has two "Presidential Permits" authorizing it to sell power to Canada: (1) PP-13 for a 4.8 kV (location: Hogansburg, NY), Export Authorization No. E-6796; and (2) PP-190 (covering a number of facilities in the Western New York region), Export Authorization No. PP-24-B. However, Niagara Mohawk Power Corporation does not use these permits as it no longer is in the business of selling power.

/2/ Niagara Mohawk Power Corporation's retail customers' bills are also unbundled.


NYPA-Niagara Munis         Pennsylvania, Ohio,             State Power Authority
                           Connecticut, Massachusetts,
                             Rhode Island, New York
CHG&E                      New York                        State Power Authority
NYPA Festival of Lights    Western New York                State Power Authority
NYPA FTA                   Western New York                State Power Authority
CHG&E                      New York                        Utility
LIPA                       New York                        State Power Authority
LIPA                       New York                        State Power Authority
NYPA-Expansion             Western New York                State Power Authority
AES                        New York                        Generator
NYSEG RLWA                 New York                        Utility
GE Selkirk                 New York                        Generator
Lockport                   New York                        Generator
City of Watertown          New York                        Municipality
Indeck-Corinth             New York                        Generator
RG&E -Exit Agreement       New York                        Utility
Sithe                      New York                        Generator
NYPA (SENY)                New York                        State Power Authority
NYPA (SENY)                New York                        State Power Authority
NYPA -Munis Lake Placid    New York                        Municipality
Lake Placid -Fitz. Incr.   New York                        Municipality
Sherill                    New York                        Municipality
Sherill - Fitz. Incr.      New York                        Municipality
Tupper Lake                New York                        Municipality
Tupper Lake - Fitz. Incr.  New York                        Municipality
Bergen                     New York                        Municipality
Bergen - Fitz. Incr.       New York                        Municipality
Fairport                   New York                        Municipality
Fairport - Fitz. Incr.     New York                        Municipality
Solvay                     New York                        Municipality
Solvay - Fitz. Incr.       New York                        Municipality
Mayville                   New York                        Municipality
Mayville - Fitz. Incr.     New York                        Municipality
Westfield                  New York                        Municipality
Westfield - Fitz. Incr.    New York                        Municipality
Oneida-Madison             New York                        Cooperative
Oneida-Madion - Fitz.      New York                        Cooperative
Incr.
Jamestown                  New York                        Municipality
Jamestown - Fitz. Incr.    New York                        Municipality
NYPA-EDP                   New York                        State Power Authority

Grandfathered OATT Service Provided by Niagara Mohawk
Power Corporation

Customer                   Location                        Description

Allegheny                  Pennsylvania                    Cooperative
AMP-Ohio                   Ohio                            Municipality
NYPA - Power For Jobs      New York                        State Power Authority
NYPA - Power For Jobs      New York                        State Power Authority
NYPA - Power For Jobs      New York                        State Power Authority
NYPA BOC Gases             New York                        State Power Authority
NYPA BOC Gases             New York                        State Power Authority
NYPA BOC Gases             New York                        State Power Authority
NYPA Air Products          New York                        State Power Authority
NYPA Norampac Ind.         New York                        State Power Authority
NYPA Encore Paper          New York                        State Power Authority
NYPA Encore Paper          New York                        State Power Authority
NYPA Norampac Ind.         New York                        State Power Authority
NYPA Encore Paper          New York                        State Power Authority

Borderline Agreements Through Which Niagara Mohawk
Provides Bundled Service

Customer                   Location                        Description

R.S. 41 Central Hudson     New York                        Utility
R.S. 106 NYSEG             New York                        Utility
R.S. 185 Pennsylvania      New York                        Utility
Electric Co.
R.S. 44 RG&E               New York                        Utility
R.S. 254 Central Vermont   Rutland, Vermont                Utility
Public Service Corp.,
Inc.

                                                                       EXHIBIT G

     NMPC is engaged in the transmission and distribution of electricity, and the distribution and transportation of natural gas in New York State. NMPC's electric system consists of approximately 9,300 miles of transmission lines and 41,000 miles of distribution lines. Its natural gas delivery system is comprised of approximately 8,000 miles of pipelines and mains. NMPC has sold or has agreements to sell all of its non-nuclear generation capacity in the United States. NMPC owns interests in certain nuclear generating facilities, which it is in the process of auctioning for sale.

     Niagara Mohawk Holdings, as stated above, is an exempt holding company and, as such, is subject to limited regulation by the SEC. Niagara Mohawk Holdings does not own any facilities subject to the Commission's jurisdiction.

     NEP is engaged in the wholesale sale and transmission of electric energy in interstate commerce. NEP owns 2,283 miles of transmission lines that are used to transmit power in New England. NEP owns minority, non-operating interests in certain nuclear generating facilities, which are in the process of being sold, and a very small minority interest in one oil-fired plant.

     Narragansett owns 337 miles and Massachusetts Electric owns 81 miles of transmission facilities that are controlled by NEP under integrated facilities agreements.

     Three other National Grid USA subsidiaries own and operate a total of approximately 139 miles of transmission facilities that comprise part of the transmission intertie between New England and Hydro Quebec: New England Electric Transmission Corporation, New England Hydro-Transmission Corporation, and New England Hydro-Transmission Electric Company, Inc. National Grid USA, as stated above, is a registered holding company and, as such, is subject to regulation by the SEC. National Grid USA does not directly own any facilities subject to the Commission's regulations.

[Exhibit I, Agreement and Plan of Merger and Scheme of Arrangement Incorporated By Reference to Exhibt B-1, Filed Hereto]

[Exhibit K, Maps of National Grid USA Operating Areas, Niagara Mohawk Operating Areas Combined National Grid USA/Niagara Mohawk Operating Areas, New England Transmission System, New York Power Pool, and Map of Southern Ontario CNP Servie Areas filed under cover of Form SE]

                                                                    Attachment 1
                                                                     Page 1 of 3

                          NIAGARA MOHAWK HOLDINGS, INC.
               Provisional Determination of Acquisition Adjustment
                             (Thousands of Dollars)


Number of shares outstanding                             160,239,818

Price per share                                                19.00
                                                    ----------------
                  Purchase price                          $3,044,557

Estimated transaction costs                                   60,000
                                                    ----------------
                                                     (1)  $3,104,557
Net Book Value at September 30, 2000                       2,721,282
                                                    ----------------
                  Estimated Goodwill                (2)      383,275
                                                    ================

Allocation of Goodwill

Niagara Mohawk Power Corporation - 90%                       344,948

Other subsidiaries of NiMo Holdings, Inc. - 10%               38,327
                                                    ----------------

                                                             383,275

                                                    ================

     (1) Estimated purchase price determined based on the number of Niagara Mohawk Holdings, Inc. common shares outstanding, multiplied by $19.00 per share. In addition to the common share consideration, $60M of transaction costs were estimated and reflected in the total purchase price of the acquisition.

     (2) Estimated goodwill represents the excess price to be paid for the Net Book Value of Niagara Mohawk Holdings, Inc.


The acquisition of Niagara Mohawk Holdings, Inc. will be accounted under the purchase method of accounting, in accordance with generally accepted accounting principles. Under generally accepted accounting principles, the purchase accounting method requires the premium, together with transaction costs, to be recorded as goodwill on the acquired company's accounts. In accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 54, Topic 5J, National Grid plans to "push down" goodwill to Niagara Mohawk Holdings, Inc. and in turn its subsidiaries, including Niagara Mohawk Power Corporation.

For illustrative purposes only, the following entries were prepared based upon a hypothetical assumption that 90% of the goodwill was allocated to Niagara Mohawk Power Corporation.

Determination of the final amount of goodwill and the allocation of goodwill between subsidiaries will be determined pursuant to an independent valuation analysis of the acquired companies by a third party prior to the consummation of the acquisition.

                                                                    Attachment 1
                                                                     Page 2 of 3


                        NIAGARA MOHAWK POWER CORPORATION
                    Proposed Accounting Entries - Preliminary
                             (Thousands of Dollars)

                              Balance Sheet Entries

                                                  DR                   CR
Entry #1

A/C 114 - Plant acquisition adjustment         344,948

A/C 211 - Miscellaneous paid-in capital                              344,948

The purpose of this entry is to record estimated goodwill allocated to Niagara Mohawk Power Corporation as a result of the acquisition of Niagara Mohawk Holdings, Inc. by National Grid USA.

Entry #2

A/C 211 - Miscellaneous paid-in capital         61,346

A/C 216 - Unappropriated retained earnings     350,570

A/C 217 - Reacquired capital stock                                   407,193

A/C 216 - Comprehensive income                                         4,723

This entry reflects that as of the date of the merger, "retained earnings" and "treasury stock" are transferred into other miscellaneous paid-in capital accounts.

                             Income Statement Entry

                            Amortization of Goodwill

                                                  DR                   CR
Entry #3

A/C 425 - Miscellaneous Amortization            17,247

A/C 115 - Accumulated provision for
          amortization of
          plant acquisition adjustments                               17,247

This entry records annual amortization of the preliminary acquisition adjustment over 20 years ($344,948 / 20 = 17,247).

                                                                    Attachment 1
                                                                     Page 3 of 3




                        NIAGARA MOHAWK POWER CORPORATION
                     Proforma balances of accounts effected

                                                      Actual            Entry
           Balance Sheet Accounts                 Sept. 30, 2000          #            Adjustments        Proforma

           Net utility plant in service              5,752,869           (1)              344,948           6,097,817
                                                  ============         =====           ==========       =============

           Common Equity

A/C 201 - Common stock issued                          187,365                                                187,365

A/C 211 - Miscellaneous paid-in capital              2,362,063          (1&2)             283,602           2,645,665

A/C 216 - Unappropriated retained earnings             350,570           (2)            (350,570)

A/C 217 - Reacquired capital stock                   (407,193)           (2)              407,193

A/C 216 - Comprehensive income                         (4,723)           (2)                4,723
                                                  ------------                       ------------       -------------
           Total common equity                       2,488,082                            344,948           2,833,030
                                                  ============                       ============       =============


                                                      Actual
                                                  Twelve Months
                                                      Ended
           Income Statement Accounts             Sept. 30, 2000

Other income (deductions)                             (17,165)           (3)             (17,247)            (34,412)
                                                  ============                       ============       =============

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NIAGARA MOHAWK HOLDINGS, INC.               )        Docket No. EC01-___
NATIONAL GRID USA                           )

                                  Verification
                          PURSUANT TO 18 c.f.r.ss.33.7


     William F. Edwards, being duly sworn upon oath, states that he is Senior Vice President and Chief Financial Officer of Niagara Mohawk Holdings, Inc., and has read the attached Application; that he knows the contents thereof; that the statements made therein with respect to Niagara Mohawk Holdings are true and correct to the best of his knowledge, information, and belief; and that he has full power and authority to sign this document on behalf of Niagara Mohawk Holdings.

                                       --------------------------
                                       William F. Edwards

                                       Title:   Senior Vice President and
                                                Chief Financial Officer


                                       SUBSCRIBED AND SWORN to
                                       before me on this 26th day
                                       of January, 2001.


                                       -----------------------
                                       Notary Public

                                       My commission expires:  _______________

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NIAGARA MOHAWK HOLDINGS, INC.               )        Docket No. EC01-___
NATIONAL GRID USA                           )

                                  Verification
                         PURSUANT TO 18 c.f.r. ss. 33.7


     Jonathan M.G. Carlton, being duly sworn upon oath, states that he is Vice President and Director of Regulatory Research of National Grid USA, and has read the attached Application; that he knows the contents thereof; that the statements made therein with respect to National Grid USA are true and correct to the best of his knowledge, information, and belief; and that he has full power and authority to sign this document on behalf of National Grid USA.

                              --------------------------
                              Jonathan M.G. Carlton

                              Title: Vice President and Director of Regulatory Research, National Grid USA


                                       SUBSCRIBED AND SWORN to before me
                                       on this 30th day of January, 2001.


                                       -----------------------
                                       Notary Public

                                       My commission expires:  _______________

                                [FORM OF NOTICE]

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


                                           )
NIAGARA MOHAWK HOLDINGS, INC.              )        Docket No. EC01-____
NATIONAL GRID USA                          )
                                           )


                                NOTICE OF FILING

     Take notice that on February 1, 2001, Niagara Mohawk Holdings, Inc. ("Niagara Mohawk Holdings") and National Grid USA filed with the Federal Energy Regulatory Commission an application pursuant to Section 203 of the Federal Power Act for authorization of the indirect change in control over the jurisdictional assets of Niagara Mohawk Power Corporation, Niagara Mohawk Energy Marketing, Inc., Canadian Niagara Power Company, Limited, New England Power Company, Massachusetts Electric Company, The Narragansett Electric Company, New England Electric Transmission Corporation, New England Hydro- Transmission Corporation, and New England Hydro-Transmission Electric Company, Inc. that will occur as a result of the acquisition of Niagara Mohawk Holdings by New National Grid Limited ("Newco") (the "Merger"). Just prior to the Merger, The National Grid Group plc ("National Grid") will undergo a corporate reorganization whereby Newco will be the new holding company over the National Grid system, and Newco's new name will be "National Grid Group plc." As a result, National Grid USA and its jurisdictional subsidiaries will be wholly- owned subsidiaries of National Grid Group plc.

     Upon consummation of the Merger, Niagara Mohawk Holdings, Niagara Mohawk Power Corporation, and Niagara Mohawk Energy Marketing, Inc. will become indirect, wholly-owned subsidiaries of National Grid Group plc. Niagara Mohawk Holdings' shares will be canceled and its shareholders will receive approximately $19.00 per Niagara Mohawk Holdings share in cash or American Depositary Shares, or a combination of both.

     Any person desiring to be heard or to protest such filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426, in accordance with Rules 211 and 214 of the Commission's Rules of Practice and Procedure (18 CFR 385.211 and 385.214). All such motions and protests should be filed on or before __________. Protests will be considered by the Commission to determine the appropriate action to be taken, but will not serve to make protestants parties to the proceedings. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection. This filing may also be viewed on the Internet at http://www.ferc.fed.us/online/rims.htm (call 202-208-2222 for assistance).

                                                Secretary

                                  Service List

Ms. Mary Cottrell
Commonwealth of Massachusetts
Department of Telecommunications and Energy
One South Station
Boston, MA  02110

Mr. Thomas Getz
New Hampshire Public Utilities Commission
8 Old Suncrook Road
Concord, NH  03301

Ms. Janet H. Deixler
New York State Public Service Commission
3 Empire State Plaza
Albany, NY  12223-1350

Ms. Luli Massaro
Rhodel Island Public Utilities Commission
89 Jefferson Boulevard
Warwick, RI  02888

Ms. Susan Hudson
State of Vermont
Department of Public Service
112 State Street
Drawer 20
Montpelier, VT  05620-2701

                            UNITED STATES OF AMERICA

                                   BEFORE THE

                      FEDERAL ENERGY REGULATORY COMMISSION

NIAGARA MOHAWK HOLDINGS, INC.              )        Docket No. EC01-___
NATIONAL GRID USA                          )


               JOINT APPLICATION OF NIAGARA MOHAWK HOLDINGS, INC.
                              AND NATIONAL GRID USA
          FOR APPROVAL OF MERGER AND RELATED WAIVERS AND AUTHORIZATIONS

                                    VOLUME II

                                  ATTACHMENT 2

Gary J. Lavine                                     Thomas G. Robinson
Senior Vice President and Chief Legal Officer      Deputy General Counsel
Niagara Mohawk Holdings, Inc.                      National Grid USA
300 Erie Boulevard West                            25 Research Drive
Syracuse, New York  13202                          Westborough, MA   01582
Telephone:  (315) 428-6947                         Telephone:  (508) 389-2877
Facsimile:  (315) 428-5746                         Facsimile:  (508) 389-2463



                               Edward Berlin
                               Steven J. Agresta
                               Kenneth G. Jaffe
                               Stephen C. Palmer
                               Sara C. Weinberg
                               Swidler Berlin Shereff Friedman, LLP
                               3000 K Street, NW, Suite 300
                               Washington, DC  20007-5116
                               Telephone:  (202) 424-7500
                               Facsimile:  (202) 424-7643


                               Attorneys for Applicants

Dated:  February 1, 2001

                            UNITED STATES OF AMERICA

                                   BEFORE THE

                      FEDERAL ENERGY REGULATORY COMMISSION

                                                     )
                                                     )
NIAGARA MOHAWK HOLDINGS, INC.;                       )
NATIONAL GRID USA                                    )   Docket No. EC01-
                                                     )
                                                     )

                         Declaration of Henry J. Kahwaty



I, Henry J. Kahwaty, declare:

I.   Qualifications

     1. My name is Henry J. Kahwaty. I am a Principal with LECG, LLC ("LECG"). LECG is a firm providing expert analysis and management consulting in the areas of economics, finance, and accounting. My business address is 1600 M Street, N.W., Suite 700, Washington, D.C. 20036.

     2. I received my Ph.D. in Economics from the University of Pennsylvania in 1991. My fields of specialization include industrial organization and public economics. Industrial organization involves the study of competition and regulation in individual markets. Prior to joining LECG, I worked for nearly four years as an economist for the Antitrust Division of the U.S. Department of Justice. I have analyzed the competitive implications of numerous mergers, both during my employment with the Antitrust Division and with LECG. I have worked on competition issues in electricity, telecommunications, and other network industries, and I have broad experience in applied microeconomic analysis. A copy of my curriculum vitae is provided as Exhibit HJK-1.

     3. I have been asked by National Grid USA ("National Grid") and Niagara Mohawk Holdings, Inc. ("Niagara Mohawk Holdings") (collectively, "Applicants") to determine the potential competitive implications of their proposed merger on electricity markets. This Declaration summarizes my analysis of this proposed transaction.

     4. My analysis of the horizontal and vertical market implications of this proposed merger is consistent with the analytical framework outlined in the 1996 Merger Policy Statement1 of the Federal Energy Regulatory Commission ("FERC" or the "Commission") and the standards set out in the Commission's recently issued Final Rule on merger analysis./2

II.      Summary of Analysis and Conclusions

     5. I conclude that this proposed transaction will not adversely affect competition in any relevant market. My analysis separately considers New York State (the region covered by the New York ISO) and New England (the region covered by ISO New England) as relevant geographic (or destination) markets. I consider energy as the relevant product for purposes of my analysis. I also explain why, for this particular proposed transaction, there are no competitive issues regarding other

----------
1/ Inquiry  Concerning  the  Commission's  Merger Policy Under the Federal Power
Act: Policy Statement ("Merger Policy Statement"), Order No. 592, 77 FERCP. 61,263 (1996).

2/ Revised Filing Requirements Under Part 33 of the Commission's Regulations, Final Rule ("Final Rule"), Order No. 642, 93 FERCP. 61,164 (2000).
----------
          traditional electricity products, such as ancillary services and long-term capacity. This is because there is no competitive overlap among the Applicants in the sale of ancillary services. In addition, there are no competitive issues raised with regard to long-term capacity because both Applicants are committed to exiting the generation business and divesting their generation capacity and because of the substantial amount of new capacity currently under development. Finally, I consider whether harm to potential competition or harm from vertical effects might result from the proposed transaction and conclude that they will not.

6. My conclusions are derived from the following considerations, which are largely driven by the simple fact that both Applicants have sold nearly all of their electric generation capacity:

          o National Grid is now largely an electric transmission and distribution company.

               o National Grid has sold nearly all of its generation capacity and currently owns only a de minimis share of the generation capacity in New England.

               o National Grid's generation entitlements consist entirely of minority interests in four operating nuclear plants and one high cost oil-fired plant.

               o National Grid does not dispatch or otherwise operate any of these five facilities.

               o    National Grid is in the process of selling its few remaining
                    minority  interests  in  generation   facilities./3

               o Even if National Grid did have operational control or dispatch rights over its nuclear capacity, for technical and economic reasons nuclear plants cannot easily be ramped up or down in order to withhold output in an attempt to increase market prices.

               o Even further diminishing the competitive significance of National Grid's minority interests in operating nuclear plants is the fact that a third-party has a (quarterly) call option on most (72 percent) of this capacity, which it has always exercised.

               o National Grid's distribution subsidiaries purchase power under long-term contracts to serve retail customers receiving standard offer service. These purchases and sales, however, are at regulated rates. Furthermore, the contracts give National Grid no operational control or dispatch rights and specifically prohibit National Grid from reselling any of this power not required to serve its standard offer service customers.

          o    Similarly,   Niagara   Mohawk   Holdings  has  sold  all  of  its
               non-nuclear generating assets.

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3/ National Grid has executed an agreement to sell its minority interest in the Millstone 3 and Vermont Yankee nuclear generating stations. These proposed transactions are now awaiting regulatory approval.

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               o Niagara Mohawk Holdings' only remaining generating assets are the Nine Mile Unit 1 nuclear generating station and its 41 percent interest in the Nine Mile Unit 2 nuclear generating station.

               o Both of these nuclear units are the subject of an executed sales agreement which Niagara Mohawk Holdings anticipates closing by July 1, 2001 after receipt of all required state and federal regulatory approvals./4

               o Once the sale of its nuclear assets closes, Niagara Mohawk Holdings, through its utility subsidiary Niagara Mohawk Power Corporation ("Niagara Mohawk"), will only hold entitlements to purchase power under contracts with independent power producers and certain of the purchasers of its generation assets.

               o While these power purchase agreements give Niagara Mohawk rights to a portion of the output of certain generation facilities for a period of time, with certain very limited exceptions, these agreements do not give Niagara Mohawk the ability to control or dispatch these facilities.

7. Neither National Grid nor Niagara Mohawk Holdings has an ability to restrict output or otherwise manipulate generation resources adversely to affect competition in any electricity market. National Grid does not operate, control, or dispatch any generation facilities. Niagara Mohawk Holdings' only remaining generation assets are two operating nuclear plants, which are under contract to be sold, and which cannot easily be

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4       See       Niagara        Mohawk        Holdings'        website       at
http://www.nimo.com/nimotod/newsindx/newsrelease/2000_12_12b.html.

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     used to restrict output in any attempt artificially to increase market prices. Niagara Mohawk Holdings' limited dispatch rights under certain power purchase agreements do not give it any power to affect market prices for electricity products. The proposed transaction will not change these circumstances in any way--the combination of the limited National Grid generation assets with those of Niagara Mohawk Holdings will neither create nor facilitate the exercise of market power in any relevant generation market.

8. This summary of the Applicants' competitive circumstances demonstrates that there is no prospect for this proposed transaction to harm competition in the generation of electricity. Even so, I have also conducted a concentration-based screening analysis following the standards set out by the Commission in its recent Final Rule promulgating merger filing requirements. In performing my screening analysis I used a number of very conservative assumptions, each of which tends to bias the analysis in favor of finding violations of the screening thresholds applied by the
     Commission. Despite employing such conservative assumptions, I have determined that the proposed transaction does not violate any of the Commission's screening thresholds -- even the threshold for a highly concentrated market -- and hence is presumed unlikely to harm competition. This result is consistent with the Commission's recent findings with regard to market power in other transactions proposed for the New York and New England regions./5


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5/ For example, see 91 FERC P. 61,225 (2000) regarding the proposed Consolidated Edison/Northeast Utilities transaction.

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9. In addition, this proposed transaction does not raise competitive concerns regarding a loss of potential competition. Both Niagara Mohawk and National Grid have been actively seeking and have largely executed their respective plans to exit the generation business. This has occurred at a time when others have invested in generation markets in New York and New England by buying existing generation facilities or building new ones. In these circumstances, neither firm is one of a small number of uniquely positioned potential entrants into these marketplaces, and the proposed merger will not be anticompetitive due to a loss in potential competition./6


10. There is no competition between National Grid and Niagara Mohawk affiliates for the provision of electric transmission or distribution services. Both provide transmission and distribution services in specific, non-overlapping geographic territories. Both companies have made transmission facilities available via independent system operators ("ISOs") - ISO New England in the case of National Grid and the New York ISO in the case of Niagara Mohawk Holdings. The merger will not alter this, and transmission services will continue to be available under the open access tariffs of each of the Applicants as well as ISO New England and the New York ISO. Furthermore, both Applicants have committed to participate in FERC-approved Regional Transmission Organizations. Distribution services will continue to be available under the various tariffs filed with the relevant state regulators by the Applicants' respective distribution affiliates.

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6/ U.S.  Department of Justice  Merger  Guidelines,  issued June 14, 1984 ("1984
Merger       Guidelines")       at       ss.       4.1.       available       at
http:\\www.doj.gov/atr/public/guidelines/2614.htm. The portion of the Merger Guidelines that deals with horizontal mergers was superceded by the Horizontal Merger Guidelines issued by the U.S. Department of Justice and Federal Trade Commission in 1992 and updated in 1997. Horizontal mergers involve mergers among actual competitors.

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11. The transaction will not result in harm to generation competition arising from vertical effects relating to the transmission or distribution businesses of National Grid or Niagara Mohawk. Both companies supply transmission and distribution services at regulated rates under open access tariffs. Furthermore, as noted above, ISOs operate the National Grid and Niagara Mohawk transmission assets.

12. The proposed acquisition will not result in harm to competition due to vertical effects arising from the ownership of fuel supplies or fuel transportation facilities. Though Niagara Mohawk owns and operates a gas local distribution company, it does not have any such assets in New England, nor does National Grid have any such facilities in New York or, for that matter, in New England.

13. Finally, this proposed transaction will not harm competition in the generation of electricity through the creation of barriers to entry due to the ownership or control of other inputs, such as the ownership of generation sites. National Grid does not own any such assets in New York, and Niagara Mohawk owns no such assets in New England. Furthermore, very substantial new entry is underway in both regions.

III. Background Information

14. In this section, I describe the businesses of National Grid and Niagara Mohawk Holdings.

     A. National Grid USA

15. In early 2000, The National Grid Group plc ("National Grid Group") acquired New England Electric System ("NEES") and shortly thereafter Eastern Utilities Associates ("EUA") and with the two formed National Grid USA ("National Grid"), a wholly-owned subsidiary of National Grid Group. National Grid Group is based in the U.K.; it owns electric transmission assets in the U.K., Argentina, and Zambia and also owns and operates telecommunications networks in the U.S., U.K., Brazil, Argentina, Chile, and Poland./7 National Grid does not own or operate electric generation assets in these countries./8

16.  National  Grid is a  registered  holding  company  whose  subsidiaries  own electric transmission and distribution assets located solely in New England. In particular, National Grid subsidiary New England Power owns transmission assets located in Massachusetts, New Hampshire, and Vermont. In addition, Massachusetts Electric Company and The Narragansett Electric Company, indirect wholly owned subsidiaries of National Grid, own transmission facilities and provide distribution service in Massachusetts and Rhode Island, respectively. Another subsidiary, Granite State Electric Company, provides electric distribution service in New Hampshire. Other National Grid affiliates own transmission facilities interconnecting New

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7/ See National Grid Group's website at http://www.nationalgrid.com/.

8/ National Grid Group does own 80 MW of emergency gas turbine generation in Zambia.


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     England and Hydro Quebec./9 National Grid recently sold nearly all of its energy marketing and energy services businesses.


17. Industry restructuring in New England has involved the unbundling of generation, transmission, and distribution, and the advent of retail electricity marketing. Transmission and distribution remain regulated activities, and competition has been introduced in generation and retail supply. An independent system operator, ISO New England, was established on July 7, 1997./10 ISO New England is responsible for managing the New England region's electric bulk power generation and transmission systems and administering the region's open access transmission tariff through which National Grid's transmission and distribution facilities are made available. The ISO also operates the wholesale electric power market for New England and settles "spot" transactions. In addition, the ISO tracks bilateral accounts between market participants.

18.  Access  to  New  England's  transmission  system  has  been  opened  to all
     competitors   in  electric   generation   via  the  region's   open  access
     transmission tariff and the open access transmission tariffs of the individual utilities owning transmission assets. Participants that desire to reserve transmission services for the supply of electricity into, or through, the New England region can do so through ISO New England. An Internet-based Open Access Same Time Information System ("OASIS") has been

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9/ These affiliates include New England Transmission Corporation, New England Hydro-Transmission Corporation, and New England Hydro-Transmission Electric Company, Inc.

10/ The FERC  approved  the creation of the ISO New England in 79 FERC P. 61,374
(1997), reh'g denied, 85 FERC P. 61,242 (1998).

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     designed to provide participants with real-time information about the transmission system. Participants can use the OASIS to reserve transmission services. ISO New England's rates for transmission services are derived from the actual costs of building and maintaining transmission facilities and are reviewed and approved by the FERC.

19. Pursuant to electric utility restructuring legislation enacted in Rhode Island, Massachusetts, and New Hampshire and to settlement agreements approved by state regulators and the FERC, National Grid and its
     subsidiaries   have  sold  virtually  all  of  their  electric   generating
     facilities - approximately 6,000 MW of generating capacity in total. National Grid does not now have any electric generating assets that it both owns and operates. National Grid does have entitlement to 476 MW from minority interests in four (4) nuclear generating units (345 MW of which are subject to a quarterly call option by a third-party). These nuclear generating units, all of which are located in New England, are/11:

     o Millstone 3. National Grid's subsidiary New England Power Corp. ("NEP") owns 16.21 percent of the Millstone 3 nuclear generation station. This represents a generation capacity of 185 MW./12 Northeast Utilities ("NU") is the operator of Millstone 3. Dominion Resources Inc. has agreed to purchase Millstone 3 from NEP and its other co-owners for $1.3 billion./13 This transaction has received the FERC's approval and is awaiting other regulatory approval The sale is expected to close in April 2001.

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11/ Contracts have been executed for the sale of National Grid's interest in Millstone 3 and of Vermont Yankee. The sales of these interests are expected to close upon receipt of necessary regulatory approvals.

12/ NEPOOL Forecast Report of Capacity, Energy, Loads and Transmission 1999-2008 ("1999 CELT Report"), April 1, 1999 at 15 and 19.

13/ This purchase includes all of Millstone Unit 2 and 93.47 percent of Millstone Unit 3. Millstone Unit 1, which was retired in July 1998 and is currently being placed into safe storage for future decommissioning, is also included in this transaction. See Dominion Resources Press Release dated August 7, 2000, available at http://www.dom.com/news/dom2000/pr0807.html.

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     o Seabrook 1. NEP owns 9.96 percent of the Seabrook 1 nuclear generation station. This represents a generation capacity of 116 MW./14 NU is the operator of Seabrook.

     o Vermont Yankee. NEP has a net entitlement to 20.23 percent of the Vermont Yankee nuclear generation station and is a shareholder in the plant's operator, Vermont Yankee Nuclear Power Corporation. This represents a generation capacity of 101 MW./15 AmerGen Energy Company ("AmerGen") has agreed to purchase Vermont Yankee from its present owners for $93.8 million. A previous agreement of sale for this facility to AmerGen was approved by the FERC and the NRC./16 However, the deal was subsequently modified and is now awaiting additional approvals by the FERC, the NRC, and the Vermont Public Service Board. Other prospective buyers have indicated an interest in offering a higher price for the facility. Whether or not pending transaction with AmerGen will receive the required approvals is accordingly uncertain at this point, but the sale of the facility to one of the buyers that have expressed interest is quite likely.

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14/ 1999 CELT Report at 19.

15/ This is New England Power's share of Vermont Yankee's summer capability rating. New England Power's share of this facility's winter capability rating is 105 MW. 1999 CELT Report at 15 and 19. NEP owns 22.48 percent of Vermont Yankee, but it has resold a portion to a group of municipal utilities.

16/ See 91 FERCP. 61,325 and Vermont Yankee Nuclear Power Station, CLI-00-20.


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     o Pilgrim. NEP has a purchased power agreement with Entergy Nuclear Generation Company giving it an entitlement to 11 percent of the output of this nuclear station. This represents a generation capacity of 74 MW./17 This entitlement declines over time and ends after 2004./18 Entergy is the operator of Pilgrim.

         National Grid also has 57 MW of entitlement for a minority interest in the Wyman 4 oil-fired steam turbine generating station./19 FPL is the operator of Wyman 4.

20. In addition, National Grid has load following service agreements with PG&E National Energy Group, TransCanada Power Marketing, NRG Power Marketing, and Constellation Power Source. National Grid purchases power at set rates under these agreements to serve retail customers taking standard offer service in Massachusetts, Rhode Island, and New Hampshire. National Grid's Standard Offer peak load is approximately 4,322 MW. Neither National Grid nor any of its subsidiaries may resell power purchased under these agreements to others. Furthermore, these power purchase arrangements do not give National Grid any operational control or other rights to dispatch any generating facility.

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17/ 1999 CELT Report at 31.

18/ The purchase power agreement entitles New England Power to 11 percent of the output of the Pilgrim station, declining to 8.8 percent in 2002, 5.5 percent in 2003 and 2004, and ending thereafter.

19/ NEPOOL Forecast Report of Capacity, Energy, Loads and Transmission 2000-2009 ("2000 CELT Report"), April 1, 2000 at 21. The Wyman 4 generating plant is located in Yarmouth, Maine, and ISO New England refers to it as "Yarmouth 4."

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     B. Niagara Mohawk Holdings, Inc.

21. Niagara Mohawk Holdings is a utility holding company whose principal utility holding is Niagara Mohawk Power Corporation. Niagara Mohawk is a combination gas and electric utility. Niagara Mohawk provides electric transmission and distribution service in the western and northern parts of New York State and natural gas distribution and transportation in the state. Niagara Mohawk Holdings indirectly owns a 50 percent interest in Canadian Niagara Power, Ltd. ("Canadian Niagara"), which engages in the transmission and distribution of electric power within the province of Ontario and owns and operates the 75 MW (25-cycle) Rankine hydroelectric plant located on the Canadian side of Niagara Falls. Canadian Niagara has received Commission authorization to sell energy and capacity at market-based rates into the United States. Niagara Mohawk Holdings' indirect wholly-owned subsidiary Niagara Mohawk Energy Marketing, Inc. ("NMEM") is an unregulated company offering energy marketing and energy-related services. NMEM engages in power marketing in the United States at market-based rates pursuant to Commission authorization. Niagara Mohawk Holdings also owns several unregulated companies engaged in
     non-energy   related   activities.

22. As in New England, industry restructuring in New York has involved the unbundling of electric generation, transmission, distribution, and retail marketing. Transmission and distribution remain regulated activities, and competition has been introduced in generation and retail supply. The New York ISO, an independent system operator, began operation on November 18,

     1999./20 The New York ISO manages New York's electric bulk power generation and transmission systems, administers its open access transmission tariff, and operates its wholesale electric power market. Access to New York's transmission system has been opened to all competitors in electric generation via the state's open access transmission tariff and the open access transmission tariffs of the individual utilities owning transmission assets. The New York ISO's rates for transmission services are derived from the actual costs of building and maintaining transmission facilities and are reviewed and approved by the FERC.

23. Niagara Mohawk Holdings has sold all of its fossil fuel and hydroelectric generating assets (approximately 3,600 MW)/21 as part of industry restructuring efforts by the State of New York and the FERC, and Niagara Mohawk's Power Choice regulatory agreements. Niagara Mohawk Holdings' only remaining ownership interests in generating assets are its 100 percent ownership of the Nine Mile Unit 1 nuclear generating station (622 MW) and its 41 percent interest in the Nine Mile Unit 2 nuclear generating station (477 MW)./22,23 In addition, Niagara Mohawk has a portfolio of power purchase agreements with independent power producers including some of the purchasers of its generating assets. This power supply portfolio consists of:

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20/ The FERC approved the creation of the New York ISO on January 27, 1999. See 86 FERC P. 61,062 (1999).

21/ Niagara Mohawk currently owns the Roseton facility jointly with Central Hudson Gas & Electric Corp. ("Central Hudson") and Consolidated Edison Co. of New York Inc. Niagara Mohawk's share of this facility is 25 percent (300 MW). The owners of this plant have agreed to sell the facility to Dynegy and all required regulatory approvals have been received. This sale is expected to close by the end of January 2001.

22/ 2000 New York Independent System Operator Load and Capacity Data at 41.

23/ Niagara Mohawk has executed an agreement to sell all of its interests in Nine Mile Units 1 and 2 to Constellation Nuclear, LLC. The parties expect to close this sale by July 1, 2001, upon receipt of all necessary regulatory approvals.


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     o Contracts with independent power producers (derived from the compulsory purchase obligations of the Public Utility Regulatory Policies Act of 1978) representing approximately 510 MW of capacity. Only one of these contracts, with a 56 MW cogeneration plant, gives Niagara Mohawk any dispatch rights. In this instance, Niagara Mohawk can dispatch the plant to reduce its output to either 50 MW or 0 MW during off-peak and weekend hours, but for no more than 50 percent of these hours. No other contract in this group gives Niagara Mohawk operational control or any right to dispatch the units.

     o A contract with the purchaser of Niagara Mohawk's hydroelectric generating plants representing approximately 621 MW of capacity. This contract gives Niagara Mohawk the right to call on five of the plants (103 MW) for ancillary services. The contract does not otherwise give Niagara Mohawk any operational control or other right to dispatch these facilities. This contract expires in September 2001 but may be extended for several more years on similar terms and conditions.

     o A contract with the purchaser of Niagara Mohawk's Oswego Steam Station providing Niagara Mohawk with 822 MW of installed capacity with a call option for up to 350 MW of additional installed capacity The Oswego Units 5 and 6 are, respectively, oil and gas/oil fired. The contract also gives Niagara Mohawk a call option on 10 GWh of energy per year from these units. The installed capacity and energy are available to Niagara Mohawk under this contract until 2003, and this contract does not give Niagara Mohawk any other operational control or right to dispatch the units.

24. Niagara Mohawk has entered into several additional transition contracts with the buyers of several of its divested generation resources./24 These include:

     o Huntley and Dunkirk. Niagara Mohawk sold these coal-fired units to NRG Energy and entered into a financial swap agreement with NRG Energy that ends in 2003. The financial swaps are in peak months only. The transition contract does not give Niagara Mohawk any dispatch rights over these plants.

     o Albany. Niagara Mohawk sold these units to PSEG with a financial swap agreement indexed to the prices of oil and gas. This agreement ends in 2003. It does not give any dispatch rights to Niagara Mohawk.

     o Nine Mile Units 1 and 2. Niagara Mohawk entered into buy-back agreements with the proposed buyer of the Nine Mile Units 1 and 2 nuclear stations, Constellation Nuclear. This contract covers 90 percent of the output of Nine Mile Unit 1 (approximately 560 MW of capacity) and 90 percent of the output associated with Niagara Mohawk's prior 41 percent interest in Nine Mile Unit 2 (approximately 430 MW of capacity). The buy-back contracts become effective at

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24/ The sale agreement for the Roseton facility does not include a buy-back contract for Niagara Mohawk, though it does include a buy-back contract for Central Hudson. I assume in the remainder of my analysis that this transaction will close and that the negotiated buy-back contract will go into effect. The New York State Public Service Commission approved this sale on December 20, 2000. See New York State Public Service Commission, Cases 96-E-0909 et al., Order Approving Transfer of the Danskammer and Roseton Generating Stations and Making Other Findings.


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          closing. The contract for Nine Mile Unit 1 lasts until the explanation of the unit's license in August 2009, and the contract for Nine Mile Unit 2 has a term of ten years beginning as of the date of closing. These contracts do not give Niagara Mohawk any dispatch rights over these plants.

IV. The Analysis of Market Power

     A. Overview

     25. In this section, I describe the steps involved with analyzing whether a horizontal merger will create or enhance market power. A horizontal merger is one involving two or more firms that compete in the same relevant market. Market power is the ability profitably to increase and maintain prices above competitive levels for a significant period of time. The first step is to define relevant product and geographic markets and identify the participants in each of these markets. The second step is to calculate the market shares of each of the participants and the pre- and post-transaction concentration levels in these markets. Market concentration is a measure that reflects the extent to which a few firms account for market sales or capacity. Markets with many firms and low levels of concentration are generally presumed to be competitive. Markets with fewer firms or high levels of concentration require more detailed analysis to determine whether significant market power exists. Thus, market concentration is used to distinguish between markets where there are enough participants to result in competitive outcomes and markets where an analysis of other structural market features is required to evaluate the prospects for a successful exercise of market power. The next step is to compare the concentration levels and changes in market concentration against concentration screening thresholds. If these thresholds are exceeded, horizontal merger analysis next considers the competitive effects likely to result from the proposed transaction, the ability of entry to deter or counteract any adverse competitive effects, and the efficiency benefits likely to result from the transaction.

     26. The Herfindahl-Hirschman Index ("HHI") is a commonly used measure of market concentration. This index is calculated by summing the squares of the market shares of the firms in the market. For example, a market with three firms with market shares of 35 percent, 40 percent, and 25 percent would have an HHI value of 1225 + 1600 + 625 or 3,450. Markets with a large number of firms, each with a small market share, have HHI values near zero. Markets served by only one provider have an HHI of 10,000.

     27. In its Final Rule, the FERC adopted the market concentration screening criteria set out in the Horizontal Merger Guidelines of the U.S. Department of Justice and the Federal Trade Commission./25,26 These concentration screening criteria divide the range of potential HHI values into three regions. If the post-merger HHI is below 1,000 the market is deemed unconcentrated and an exercise of market power is presumed unlikely. These markets "pass" the HHI screen and ordinarily require no further analysis. If the post-merger HHI is between 1,000 and 1,800 the market is deemed to be moderately concentrated. If, as a

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25/ Final Rule at 5.

26/ The Horizontal Merger Guidelines were jointly issued by the U.S. Department of Justice and Federal Trade Commission on April 2, 1992. The section dealing with efficiencies was modified on April 8, 1997. The Horizontal Merger
Guidelines                   are                   available                  at
http://www.doj.gov/atr/public/guidelines/horiz_book/hmg1.html.

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     result of the  merger,  the HHI  increases  less  than 100 in a  moderately concentrated market, the merger is presumed unlikely to result in competitive effects. If the increase is over 100, however, the Horizontal Merger Guidelines state that significant competitive concerns may arise, and further analysis is required to determine whether harm to competition is likely. Finally, if the post-merger HHI is above 1,800 the market is deemed "highly concentrated." A market with five firms of equal size has an HHI of 2,000. Thus, the overall level of market concentration implicit in an HHI value of 1,800 is similar to that of a market with approximately five equally-sized competitors. If the HHI increase arising from a merger in a highly concentrated market is less than 50, significant competitive effects are presumed unlikely. If the increase is between 50 and 100, then the Horizontal Merger Guidelines state that significant competitive concerns may arise, and further analysis is required to determine whether harm to competition is likely. If the increase is above 100 the Horizontal Merger Guidelines presume that merger will be "likely to create or enhance market power or facilitate its exercise."/27 This presumption may be overcome if ease of entry or other considerations make the exercise of market power unlikely.

     28. When a merger fails to satisfy the safe harbor concentration-based screening criteria, the analysis then considers the competitive effects likely to result from the proposed transaction. Concentration screens consider only market structure; competition analysis moves past structure to consider both conduct and the effect of that conduct

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27/ Horizontal Merger Guidelines at ss.1.51.

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          on market prices. In particular, competition analysis considers the incentive or ability of one or more firms to restrict supply in order to increase prices.

     29. After analyzing the likely competitive effects, if any, the next step in merger analysis involves the study of the barriers to entry facing new suppliers and the barriers to expansion by existing suppliers. In the absence of significant barriers to entry, one or more existing firms in an industry are not likely to be able to exert substantial market power because any attempt to raise prices above competitive levels would attract the entry of new providers. Thus, entry can deter or counteract an exercise of market power. On the other hand, where barriers to entry are substantial, new providers would find it difficult or impossible to enter the market in response to an attempt by the incumbent(s) to raise prices above competitive levels.

30. The final step in the analysis is to ask whether an otherwise anticompetitive merger may nevertheless be socially beneficial due to the potential for the merger to result in cost reductions or other efficiencies that would not otherwise be achievable. Efficiencies from economies of scale, the exploitation of complementary assets, expanded applications of research and development, best-practice cost reductions, and others are pro-competitive. The purpose of merger analysis is to consider whether the potential harm to competition from the structural change induced by a merger outweighs any resulting efficiencies from the merger. Regulators should permit mergers when anticipated benefits exceed potential social costs.

         B. Relevant Product Market Definition

     31. Relevant markets are defined to include the products or services that are close substitutes for those offered by the merging firms. Relevant markets have two components: product and geographic. In this section, I define the relevant product market I use to analyze this transaction.

     32. In its Final Rule, the Commission advised that "[p]roducts should be grouped together when they are reasonable substitutes for each other from the buyer's perspective."/28 At a minimum, the Commission noted, such products include non-firm energy, short-term capacity (or firm energy), long-term capacity, and some ancillary services, specifically spinning and non-spinning reserves and imbalance energy./29 The Commission further advises that "[t]o facilitate accurate energy product definition when market conditions vary . . . we will require merger applicants to use load level, as opposed to time of day."/30

     33. I define relevant product markets for purposes of my concentration analysis consistent with the Commission's guidance. However, I note that there is no competitive overlap in ancillary services between Niagara Mohawk and National Grid. Because it holds only minority interests in generating assets, National Grid cannot bid ancillary services from these units. Furthermore, National Grid has no contract

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28/  Final Rule at 33.
29/  Final Rule at 33 - 34.
30/  Final Rule at 36.

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          right to bid ancillary services from any unit. National Grid is not a competitor in the sale of ancillary services, and the proposed transaction cannot have a competitive impact in ancillary services markets. Thus, I do not analyze ancillary service markets in my screening analysis below.

34. Furthermore, I do not analyze long-term capacity markets in my screening analysis. Both firms have nearly completed the divestitures of their generation businesses. Furthermore, as I discuss in more detail in Section VI below, there is a very large amount of entry currently underway in these markets. New facilities representing over 8,000 MW of capacity are currently under construction in New England. This substantial record of entry demonstrates that National Grid and Niagara Mohawk Holdings cannot exercise market power in long-term capacity markets. Accordingly, I restrict my screening analysis to short-term energy markets.

35. The supply portfolios of both National Grid and Niagara Mohawk Holdings include generation resources that can be used to sell energy. Consistent with the Commission's advice, in identifying competitive overlaps in energy product market(s), I have considered the implications of market conditions - namely where these resources stand in the dispatch curve. In this regard, I allocate these resources among three categories - baseload resources, mid-merit resources, and high-cost or peaking resources. I also follow the Commission's guidance in the Final Rule and attribute the capacity covered by power purchase agreements held by the Applicants to the "party that has authority to decide when generating resources are available for operation."/31

     36. With this guidance in mind, a review of the supply portfolios of National Grid and Niagara Mohawk Holdings described above reveals a competitive overlap in baseload energy.

          o Niagara Mohawk has 1,258 MW of baseload energy comprised of: (a) 1,099 MW associated with its nuclear generation resources, (b) 56 MW of dispatchable IPP generation, and (c) 103 MW of semi-dispatchable hydro capacity./32 I do not attribute any capacity covered by the balance of Niagara Mohawk Holdings' power purchase agreements with IPPs or the purchaser of its hydroelectric generation assets because it is the seller under these contracts, and not Niagara Mohawk Holdings, that has control over the operation of the capacity.

          o National Grid has 476 MW of baseload energy comprised of its minority interests in four nuclear generating units./33

     37. With regard to mid-merit energy resources, Niagara Mohawk Holdings has a call option on a small amount of energy from the

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31/ Final Rule at 154.

32/ Niagara Mohawk has only very limited dispatch rights over this hydro capacity. However, to be conservative, I include this capacity in my analysis as if Niagara Mohawk had full control over these resources.

33/ This allocation of baseload energy resources to National Grid is very conservative given the existence of a call option by a third-party on 345 MW of National Grid's entitlements from these units (an option that to date has always been exercised) and National Grid's lack of operational control over these units.

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         Oswego generating station. National Grid, however, does not have any mid-merit energy resources. Accordingly, there is no competitive overlap in mid-merit energy resources.

     38. Similarly, while National Grid does have an entitlement to 57 MW of high-cost energy associated with the Wyman 4 unit, Niagara Mohawk Holdings does not have any high-cost or peaking energy resources. Accordingly, there is no competitive overlap in high-cost/peaking energy resources.

     39. My review of the generation resources available to National Grid and Niagara Mohawk Holdings demonstrates that the relevant product overlap between these two companies is limited to baseload energy capacity. As a result, I restrict my concentration screening analysis to baseload energy markets.

          C. Relevant Geographic Market Definition

     40. Relevant geographic markets are defined so as to capture the geographic scope of competition. The Commission affirmed in its Final Rule that destination markets, as defined by the customers directly affected by the merger, are the appropriate geographic markets to consider in electric utility merger cases:

                  "At a minimum, affected customers include all entities that are directly interconnected to any of the applicants or that have purchased wholesale electricity from any of the applicants in the past two years."/34

         The Commission also noted that the analysis could be appropriately simplified by aggregating destination markets that have common supply alternatives./35

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34/  Final Rule at 38.

35/  Final Rule at 39.


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     41. Both the New York and New England ISOs operate the wholesale generation market and transmission grid in their respective geographic territories, including energy markets. Buyers in New England generally have access to the same sellers of energy. Similarly, buyers in New York generally all have access to the same sellers. As a result, and consistent with Commission precedent, I consider the region controlled by the New York ISO and separately the region controlled by ISO New England to be relevant geographic markets./36

     42. Based upon NEP's sales patterns and contracts, I conclude that this proposed merger is unlikely to have an impact outside of the New York and New England areas. As a result, I do not expand my analysis beyond these regions to include, for example, PJM. A summary of National Grid's 1999 and 2000 Sales for Resale is provided in Exhibit HJK-2. This Exhibit shows that the historic trading patterns for National Grid do not include sales outside of New England. In March 2000, NEP entered into a contract with Constellation which grants Constellation a quarterly right of first refusal to purchase the energy generated from National Grid's nuclear entitlements from the NEES legacy companies. This contract lasts until these units are sold by National Grid. If exercised, this right involves a three-month purchase commitment. Constellation has always exercised its option. The energy generated by National Grid's other nuclear capacity has most recently been sold to PG&E Generating. Thus, National Grid's trading patterns indicate that its sales have been to entities in New England, not New York or other, more distant areas. National Grid, with its limited

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36/ Final Rule at 39.

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          resources and contractual commitments, is unlikely to be a supplier to entities outside of New England. Hence I limit the geographic scope of my analysis to New York and New England.

     43. The Commission has noted elsewhere that the destination markets in the New England ISOs are appropriately treated as a single destination market as are the destination markets in the New York ISO. In particular, in its Final Rule the FERC stated:

                  For example, in Atlantic City/Delmarva, the Commission found acceptable the treatment of PJM as a single destination market since customers in PJM trade largely with the same set of suppliers. The same is true of mergers occurring within the New England and New York ISOs (e.g., ConEd/NU and CMP/NYSEG)./37

D.       Concentration Screening Analysis for Energy Markets

44. I calculate changes in concentration in New York and New England baseload energy markets as a result of this acquisition. I then compare these changes in concentration to the thresholds in the Horizontal Merger Guidelines and the FERC's Merger Policy Statement and Final Rule. I find that the changes in concentration that result from this proposed transaction are small and indicate that this transaction will not likely result in harm to competition.

45. Given the very limited baseload energy resources available to Niagara Mohawk Holdings and National Grid, I have employed a truncated version

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37/ Final Rule at 39, citing, Consolidated Edison, Inc. and Northeast Utilities, 92 FERCP. 61,014 (2000) (ConEd/NU) and Energy East Corp. and CMP Group, 91 FERCP. 61,001 (2000) (Energy East/CMP).


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     of the Commission-endorsed concentration screening analysis. Further, to simplify the mechanics of this analysis, I have used a number of very conservative assumptions. By conservative, I mean that each of these assumptions tends to bias the analysis toward finding a violation of a concentration screening threshold. Below, I first summarize my truncated analytical approach. I then describe the conservative assumptions I use. Finally, I present my analysis and conclusions.

46. As I described earlier, the Commission-endorsed concentration screening analysis first entails calculating the market share of each of the participants in the relevant market, measuring the level of pre- and post-transaction concentration using the HHI, and then comparing the changes in concentration due to the transaction to the concentration screening thresholds. These thresholds have two components - the post-transaction concentration measure and the change in concentration level attributable to the transaction. The more concentrated the post-transaction market, the smaller the increase in concentration tolerated by the screening thresholds.

47. The truncated analytical approach that I use here assumes the most restrictive case under the concentration screening thresholds - a market that is already highly concentrated before consummation of the proposed transaction. If this is the case, then the proposed transaction cannot increase concentration by more than 50 points without violating the concentration screening thresholds adopted by the Commission and thus triggering a more in-depth analysis of the transaction's likely competitive effects. Because I am assuming for purposes of this analysis that each market is highly concentrated, there is no need to calculate the market shares of participants in the markets other than the Applicants.

48. The change in concentration attributable to the proposed transaction can be calculated by doubling the product of the Applicants' pre-transaction market shares of the relevant market. This has been referred to as the "2ab effect." My truncated analytical approach focuses on this calculation. If the proposed transaction does not increase concentration by more than 50 points in any relevant market, then the proposed transaction will not violate any concentration screening threshold and, therefore, can be presumed not adversely to affect competition.

49. In order to implement this truncated analysis, and again for the purpose of simplifying the mechanics, I have relied upon a number of highly conservative assumptions, each of which tends to bias my analysis toward finding a violation of the concentration screening thresholds. These assumptions are:

     o    The  baseload  resources   available  to  the  Applicants  are  always
          economic.

     o There is only enough capacity in the market to serve the load, and I focus only on the smallest achieved level of customer load in 2000 in each geographic market./38

     o Neither Niagara Mohawk Holdings nor National Grid closes any of the pending sales of their respective nuclear generating assets.

     o    No new generation enters the market.

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38/ This is the equivalent to assuming that the market price is very low when customer demand is at its minimum and that all capacity not serving the minimum load has a delivered cost that is greater than 105 percent of this market price. In essence, this reflects a "worst case" delivered price test.

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     o There are no imports of energy into New England except imports from New York, and conversely that there are no imports into New York except from New England.

     o The third-party call option on National Grid's nuclear entitlements is not exercised.

     a)   The New England Baseload Energy Market

     50. In this section, I consider the baseload energy market in New England. Consistent with the FERC's guidance, my screening analysis uses Economic Capacity as the measure of the relevant product. I do not use Available Economic Capacity as a measure of the relevant product because Niagara Mohawk Holdings, having sold most of its generation resources, is presently a net buyer of baseload energy and hence has no Available Economic Capacity./39 In this case, the change in the HHIs must be zero because Niagara Mohawk's share, when measured by Available Economic Capacity, is zero.

     51. As I noted above in my description of the conservative assumptions I employ in deriving this "worst case" scenario, my screening analysis of the New England baseload energy market considers the smallest possible energy marketplace in the ISO New England territory as measured by Economic Capacity. For this purpose, I have used the size of the smallest load level experienced in the ISO New England region in 2000 -- 8,531 MW, achieved at 6 a.m. on May 28. Thus, the market

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39/ Niagara Mohawk's retail service minimum load is substantially in excess of the 1,258 MW of generation capacity over which it either owns or has dispatch rights.

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     into which Applicants' baseload energy resources compete, as measured by Economic Capacity, must be at least 8,531 MWs. I use this measure of the market for baseload energy in New England to calculate market shares for National Grid and Niagara Mohawk Holdings.

52. In fact, load in the New England region is usually substantially larger than this minimum level. Exhibit HJK-3 provides a distribution of the hourly loads achieved in New England during 2000. As can be seen in Exhibit HJK-3, hourly load of less than 10,000 MW was achieved in New England during less than 7 percent of the hours in 2000. Inasmuch as I have assumed that Niagara Mohawk Holdings' and National Grid's baseload energy resources are always economic, to consider a market larger than the minimum load achieved would only reduce their respective shares of the market, because the incremental portion of the market would necessarily be served by other suppliers. Consideration of a larger market therefore would lower any change in concentration attributable to the proposed transaction. Accordingly, I have used the minimum load level as a measure of the size of the relevant market as a conservative assumption to simplify the mechanics of the concentration analysis.

53. As discussed above, National Grid has 476 MW of baseload energy resources. If the market size is 8,531 MW, then National Grid has a market share of
     5.6 percent.

54. Niagara Mohawk Holdings has 1,258 MW of baseload resources. Before I can determine Niagara Mohawk Holdings' share of the New England baseload energy market, as measured by Economic Capacity, I must consider what portion of the transmission capacity between New York and New England can reasonably be allocated to Niagara Mohawk Holdings. I have assumed for the purpose of my analysis that the transmission capacity between New York and New England is 2,300 MW./40 In addition, there is a total of 9,352 MW of nuclear and hydro capacity in New York, all of which would be complete for this transmission capacity to serve the New England baseload energy market. Niagara Mohawk's 1,258 MW of hydro, nuclear, and dispatchable IPP capacity represents 13.5 percent of all of New York's nuclear and hydro capacity. Allocating 13.5 percent of the transmission capacity to Niagara Mohawk gives it a total of 309 MW of the transmission capacity available between New York and New England, which also represents the portion of the New England baseload energy market it could serve. This results in a New England baseload energy market share of 3.6 percent for Niagara Mohawk.

55. With market shares of 5.6 percent and 3.6 percent for National Grid and Niagara Mohawk Holdings, respectively, the change in the New England baseload energy HHI as a result of this proposed transaction is 40.5 points./41 This calculation is summarized in Exhibit HJK-4. This increase in the HHI is significantly below the screening threshold of 50 for a highly concentrated market, the most restrictive of the Commission's

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40/ According to ISO New England, the transmission capacity from New York into New England varies and is typically below 2,150 MW. I have used 2,300 MW, however, to be consistent with the Commission's finding in the ConEd/NU transaction, 91 FERC P. 61,225 (2000) at 4. Using an assumption of 2,300 MW serves to overstate Niagara Mohawk's potential presence in the New England marketplace and hence is a conservative assumption.

41/ Using the 2ab formula, this is 2 x (National Grid's market share x Niagara Mohawk Holdings' market share) or 2(5.6) x (3.6).

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     concentration screening thresholds. As a result, it should be presumed that the transaction will not adversely affect competition in the New England market for baseload energy.

56. Given the fact that both Niagara Mohawk Holdings and National Grid have executed agreements to sell certain of their nuclear generating interests, I believe these results are quite conservative. If Niagara Mohawk completes its sale of its nuclear generating interest in mid-2001 as planned, its share of the New England baseload energy market would fall significantly, and the increase in concentration attributable to the proposed transaction would be even lower. Similarly, if National Grid completes any of its executed agreements to sell certain of its nuclear generating interests, its market share and the change in concentration would also fall.

     b) The New York Baseload Energy Market

57. I have analyzed the New York baseload energy market in a similar fashion. First, I determine the smallest possible market for baseload energy in New York as measured by Economic Capacity. As I did with regard to the market in New England, I use the smallest load level experienced in New York during 2000. This was 11,577 MW achieved on May 28, 2000 at 5 a.m. Thus, the market into which Applicants' baseload energy resources compete, as measured by Economic Capacity, must be at least 11,577 MW. I use this measure of the market for baseload energy in New York to calculate market shares for National Grid and Niagara Mohawk Holdings.

58. As is the case in New England, load is only infrequently near its minimum level. A histogram of load levels in New York for 2000 is provided in Exhibit HJK-5. As can be seen in that exhibit, hourly load of less than 13,000 MW was achieved in New York during less than 6 percent of the hours in 2000. Inasmuch as I have assumed that Niagara Mohawk Holdings' and National Grid's baseload energy resources are always economic, my use of the minimum level of load achieved during 2000 as a measure of the size of the relevant market is a conservative assumption. If the market were larger than the minimum load achieved, then the shares for the Applicants and the increase in the HHI attributable to the proposed transaction would be smaller than I calculated below.

59. As I discussed above, Niagara Mohawk Holdings has 1,258 MW of baseload resources, all assumed to be economic. Niagara Mohawk's share of the baseload energy market in New York is 10.9%. National Grid has 476 MW of baseload energy resources. Before I can determine National Grid's share of the New York baseload energy market, as measured by Economic Capacity, I must consider what portion of the transmission capacity between New England and New York can reasonably be allocated to National Grid. I have assumed for the purpose of my analysis that the transmission capacity between New England and New York is 2,300 MW./42


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42/ According to the New York ISO, the transmission capacity from New England into New York is typically 1,600 MW, 2000 New York Independent System Operator Load and Capacity Data at 124. I have used 2,300 MW, however, to be consistent with the Commission's finding in the ConEd/NU transaction, 91 FERC P. 61,225
(2000) at 4. Using an assumption of 2,300 MW serves to overstate National Grid's potential presence in the New York marketplace and hence is a conservative assumption.

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60. National Grid's 476 MW of baseload nuclear capacity represents 8.3 percent of New England's total of 5,769 of baseload nuclear and hydro capacity. Allocating 8.3 percent of the interface capacity to National Grid results in a transmission capacity of 190 MW for National Grid. This results in a share of 1.6 percent for National Grid in New York.

61. With market shares of 10.9 percent for Niagara Mohawk and 1.6 percent for National Grid, the proposed transaction results in an increase in market concentration as measured by the HHI of 35.6 points./43 This calculation is detailed in Exhibit HJK-6. These results show that the proposed transaction is well within even the most restrictive of the Commission's concentration screening thresholds, and it should be presumed that the transaction will not adversely affect competition in the New York market for baseload energy.

62. As I noted with regard to the New England market, if Niagara Mohawk completes its sale of its nuclear generating interest in mid-2001 as planned, its share of the New York baseload energy market would fall significantly and the increase in concentration attributable to the proposed transaction would be even lower. Similarly, if National Grid completes any of its executed agreements to sell certain of its nuclear generating interests, its market share and the change in concentration would also fall.

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43/ Using the 2ab formula, this is 2 x (National Grid's market share x Niagara Mohawk Holdings' market share) or 2(1.6) x (10.9).


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     E. Additional Considerations Supporting the Conclusion that the Proposed Acquisition Will Not Result In Harm To Competition.

63. In this section, I discuss several other considerations that, consistent with the results of the concentration screening analyses discussed above, support my conclusion that there is no likelihood that the proposed transaction will result in reduced output or increased prices for electric products or services in New York or New England.

64. First, the Applicants have very limited generation resources over which they have operational control or dispatch rights. National Grid, in fact, has no such resources. It does not dispatch or otherwise have operational control over any of the five generation resources in which it holds a minority interest. Further, the power purchase agreements under which National Grid obtains power to serve its standard offer service customers give it no operational control or dispatch rights. As a result, National Grid has no resource available through which it could restrict supply in an attempt artificially to restrict the output of energy or any other wholesale electric product. In the words of the Final Rule with respect to power purchase agreements, there is no resource as to which National Grid "has authority to decide when [the] generating resource...[is] available for operation."/44

65. Niagara Mohawk Holdings is similarly situated. Although Niagara Mohawk currently operates and can dispatch the Nine Mile Unit 1 and 2 nuclear power stations, these units are under contract to be sold and Niagara Mohawk anticipates transferring ownership and operation of these units to

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44/ Final Rule at 154.

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     the buyer by July 1, 2001. After these units are transferred to the buyer, Niagara Mohawk Holdings will have the contract right to: (a) dispatch a 56 MW cogeneration facility; (b) call 10 GWh of energy per year from the Oswego plant owned and operated by NRG Energy; and (c) call on five hydroelectric plants (103 MW) owned and operated by Erie Boulevard Hydroelectric, LLP for ancillary services only.

66. Second, the only significant capacity over which either Applicant has an ownership interest or (in Niagara Mohawk's case) operational control are nuclear plants from which output cannot easily be restricted. For both technological and economic reasons, nuclear facilities are not well-suited for cycling off in an attempt to reduce supply and exercise market power. First, these facilities cannot be quickly ramped up or down in an attempt to manipulate market prices. Next, these facilities have low marginal costs. As a result, the lost profits from reducing supply from these facilities can be very large. Nuclear plants are rarely the "marginal" facilities supplying the market. Indeed, the Commission has recognized that nuclear stations cannot be cycled in an attempt to restrict output./45

67. Third, both National Grid and Niagara Mohawk Holdings are net buyers of energy. They have divested most of their generation resources, and their remaining capacity is insufficient to meet their minimum needs. As demand increases, they must purchase increased quantities of energy to meet their

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45/ Final Rule at 32.

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     load. As a net buyer, the merged firm has no incentive to drive up wholesale electricity prices.

68. Fourth, National Grid is actively seeking to divest its remaining nuclear interests. As a result, its holding of entitlements in any generation in New England is only temporary.

69. Fifth, the results of my truncated concentration screening analysis are consistent with the FERC's recent conclusions on the proposed merger of Consolidated Edison Company of New York, Inc. ("ConEd") and NU. The ConEd/NU transaction was approved by the Commisison on June 1, 2000./46 This proposed transaction, like the instant matter, involved the combination of an electric utility in New York (ConEd) with an electric utility in New England (NU). Both ConEd and NU, however, owned or controlled substantially larger generation portfolios than Niagara Mohawk and National Grid. Even so, the Commission found that the proposed ConEd/NU transaction "will not adversely affect competition as a result of consolidating generation controlled by Applicants."/47 This reinforces my conclusion that the proposed National Grid/Niagara Mohawk transaction will not adversely impact competition.

V. Potential Competition

70. In this section, I discuss whether the acquisition will adversely impact competition due to lessening of potential competition. Mergers among firms

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46/  91 FERCP. 61,225 (2000).
47/  91 FERCP. 61,225 (2000) at 10.


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     that are not direct, horizontal competitors can adversely impact market performance if one of the merger partners were a potential competitor in a market served by the other. I conclude that this transaction will not adversely impact wholesale electric markets due to a lessening of potential competition.

71. A merger can adversely impact potential competition if one of the merger partners were actually planning to enter a market served by the other. In this case, the addition of the entrant as an actual competitor in the marketplace may have a pro-competitive impact, and so a merger, by removing the entrant as future, separate market participant, can lead to a reduction in the level of competition that would otherwise prevail. An adverse impact can also result if present suppliers in a market served by one party to the merger anticipate the potential entry of the other party to the merger and adjust their behavior so as to deter this entry. In this case, if present market participants view the entry as being likely, they may boost output and reduce prices in order to make the market look less attractive to the entrant. If this behavior is occurring, then a merger that eliminates the threatened entry may result in higher prices or reduced output as suppliers alter their behavior because they no longer feel the need to deter the entry.

72. Mergers may have adverse impacts due to harm to potential competition if the merger removes one of only a few potential competitors "from the fringe" of the market. If there are many potential competitors, then the loss of one of them due to a merger is unlikely to harm market performance./48

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48/  1984 Merger Guidelines atss.4.1.

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73. Both National Grid and Niagara Mohawk Holdings are exiting the generation business. Both have divested generation assets "in their home regions" as part of industry restructuring programs, and neither has developed generation businesses in other parts of the country. National Grid did not have plans to develop generation assets in New York; Niagara Mohawk did not have plans to develop generation assets in New England. Neither would have entered the other's geographic region and become an actual competitor in its generation markets.

74. Finally, because both National Grid and Niagara Mohawk Holdings are exiting the generation business, it is highly unlikely that any present suppliers viewed either firm as one of only a few likely potential entrants. In particular, it is highly unlikely that any competitor in New York viewed National Grid as one of only a few likely potential entrants in New York. Similarly, it is highly unlikely that any competitor in New England viewed Niagara Mohawk Holdings as only one of only a limited number of potential entrants in New England. It is similarly unlikely that any actual suppliers in New York or New England have taken actions, such as expanding output, in response to threatened generation market entry by National Grid in New York or Niagara Mohawk Holdings in New England.

VI.  Significant Entry Is Planned In Both New England And New York.

75. In this section, I discuss the impact of entry on wholesale electric markets in New York and New England. Substantial entry is planned in both of these areas. Firms are not likely to be able to exercise market power and artificially restrict supply in the face of entry. Entry can either deter or counteract an exercise of market power.

76. Neither National Grid nor Niagara Mohawk Holdings controls any inputs required to enter or expand in wholesale electric markets. For example, neither firm controls access to generation sites or transmission capacity. Instead, transmission is available through open access transmission tariffs in both regions, and the transmission systems in New York and New England are operated by ISOs. I discuss whether these firms control access to fuel supplies in Section VIII below. I conclude that this merger will not create barriers to entry into wholesale electric markets in either New York or New England as neither party to the proposed acquisition has the ability adversely to affect entry by an independent generator. Neither National Grid nor Niagara Mohawk Holdings owns or controls inputs needed for entry such as generation sites or access to transmission.

77. The absence of substantial barriers to entry is demonstrated by the significant new generation facility development currently underway in New York and New England. Many new facilities have been announced in both regions, and a large number of new facilities are presently under development.

78. Six generating plants are currently under construction in Massachusetts. These plants have a combined capacity of 3,940 MW and include facilities located in Bellingham, Blackstone, Cambridge, Charlton, Everett, and
     Wymouth./49 The Cambridge facility is a 170 MW upgrade of an existing plant. All of these units are gas-fired.

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49/ Commonwealth of Massachusetts, Department of Telecommunications and Energy, http:www.state.ma.us/dpu/siting/Siting_files/power_plants.htm. This was confirmed by Dedra Matthews of the Massachusetts Department of Telecommunications and Energy on January 12, 2001.


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79. Three additional facilities with a total capacity of 1,586 MW are under construction in Connecticut. These facilities are located in Killingly, Meriden, and Wallingford./50 All three plants are gas-fired.

80. Two generation facilities with a total capacity of 765 MW are under construction in Rhode Island. Both of these facilities are gas-fired./51

81. Two generation facilities are also presently under construction in New Hampshire. These facilities have a total capacity of 1,245 MW and are located in Londonderry and Newington. Both are gas-fired./52

82. Finally, two additional generation facilities are under construction in Maine. These facilities have a total capacity of 1,045 MW. Both are gas-fired, and these facilities are located in Berwick and Westbrook./53 The capacities, locations, and owners of all of the generation facilities currently under construction in New England are summarized in Exhibit HJK-7.

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50/                 Connecticut                  Siting                 Council,
http://www.state.ct.us/csc/paul/misc/genstatus.htm. This was confirmed by Joe Rinebold of the Connecticut Siting Council on January 12, 2001.

51/ Rhode Island Public Utilities Commission. This information was provided by Steve Frias of the Rhode Island Public Utilities Commission on January 16, 2001.

52 New Hampshire Public Utilities Commission. This information was provided by Tim Drew of the New Hampshire Public Utilities Commission on January 16, 2001.

53/ Maine Public Utilities Commission. This information was provided by Joe Sucosces of the Maine Public Utilities Commission on January 16, 2001.


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                                       42

83. In addition to the 8,581 MW of new capacity currently under construction in New England summarized above and in Exhibit HJK-7, applications seeking state approval for over 4,607 MW of additional new capacity have been made and are pending approval. These applications are summarized in Attachment HJK-8.

84. All of this new facility construction, development, and planning is in addition to the 1,380 MW of capacity that came on-line in New England during the past year. This new capacity is summarized in Exhibit HJK-9.

85. The 9,961 MW of facilities that came on-line in the last year or are presently under construction represent a massive amount of new generating capacity relative to the system's peak load of under 24,000 MW. Last summer's reserve margin was 16 percent, and this is expected to grow to 33 percent in 2002 as a result of the facilities already under construction./54

86. Significant new entry is also planned for New York. Article X applications requesting approval of new facilities are pending with the New York Public Service Commission for 10 facilities,/55 and one has recently been approved. This later facility is for a 1,080 MW gas-fired plant in Athens, New York. Altogether, these 11 proposed plants total 7,637 MW in generation capacity.56 These facilities are summarized in Exhibit HJK-10.

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54/ 2000 CELT Report at 1.

55/ These ten facilities are proposed for Astoria (two facilities), Bethlehem, Haverstraw, Lower Mountain, Scriba, Ramapo (two facilities), Long Island City, and Brooklyn, New York.

56/      New       York       State       Public       Service       Commission,
http://www.dps.state.us/xtable.html. This was confirmed by John Smolensky on January 12, 2001.


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87. I conclude that significant new entry is underway in both New York and New England and that this transaction will not hinder entry into wholesale generation markets in these areas.

VII. Transmission and Distribution Competition

88. In this section, I discuss whether there is any horizontal overlap in the transmission or distribution lines of commerce engaged in by National Grid and Niagara Mohawk Holdings. I conclude that there is no overlap and that the merger will not have an adverse impact in either of these two areas.

89.  Though  both  National  Grid  and  Niagara  Mohawk  Holdings  own  electric transmission assets, these companies have not competed for transmission customers. Thus, these firms are not horizontal competitors for transmission customers. Furthermore, operational control of these assets has been transferred to ISO New England, in the case of National Grid, and New York ISO, in the case of Niagara Mohawk Holdings. Due to the operation of these facilities by the ISOs, the merged firm cannot manipulate these assets, either by increasing price or reducing availability. Additionally, each is obligated to provide transmission service within the respective ISOs under the terms of their federally-regulated open access tariffs. Thus, even if these firms did compete with each other for transmission business, they are not able to restrict supply in an attempt to exercise market power over the provision of transmission services.

90. Both National Grid and Niagara Mohawk Holdings own and operate electric distribution facilities in their respective regions. Distribution service is, and will likely remain, state regulated. There is no geographic overlap in their distribution systems. Thus there is no horizontal competition in electric distribution between these two companies, and the proposed merger will not affect consumer choice among distribution companies in either New York or New England.

VIII. Vertical Effects

91.  In this section,  I analyze  whether the proposed  transaction  will likely result in harm to competition through vertical effects. A vertical relationship among two entities involves the supply of an input by one entity (the "upstream" product or service) used in the production of another product or service by a second entity (the "downstream" product or service). I analyze whether this transaction will lead to adverse competitive effects due to vertical relationships involving delivered natural gas or natural gas transportation or distribution service as the upstream products and electric generation as the downstream product.

92. National Grid does not own or control any upstream gas transportation or distribution assets, nor does it supply delivered gas, in any region of the United States./57 As a result, it does not provide upstream products or services. Thus, vertical competitive effects, if any, can only arise from combining the upstream assets of Niagara Mohawk with the downstream assets of National Grid.

93.  Niagara  Mohawk  Holdings   provides   regulated   natural  gas  sales  and
     transportation  service in New York. It has upstream interstate natural gas

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57/ National Grid recently completed its divestitures of EUA Cogenex and AllEnergy. These were National Grid's energy management and energy marketing subsidiaries. These divestitures were completed on January 2, 2001.

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     transportation contracts on CNG pipeline. In addition, Niagara Mohawk Holdings' unregulated energy marketing subsidiary NMEM provides delivered gas to one customer in New England, a chain of grocery stores in Maine. It does not supply gas to any electric generating stations in New England.

94. The two electric generation geographic markets I have defined in Section IV above are the territories served by the New York ISO and ISO New England. Niagara Mohawk Holdings' supply of delivered gas in New England is very clearly de minimis. In addition, Niagara Mohawk Holdings does not provide gas transportation or distribution services in New England. Because Niagara Mohawk Holdings' supply of upstream products or services is so very limited in New England, I conclude that the proposed transaction will not result in harm to competition in New England's wholesale electric markets due to adverse vertical effects. This proposed transaction will not create a vertical relationship among natural gas assets and electric generation assets in New England.

95. I also conclude that the proposed transaction will not result in adverse vertical effects in wholesale electric markets in New York. Niagara Mohawk Holdings presently supplies delivered gas and gas transportation services to electric generating stations and other customers in New York. It also has contracted generating resources in New York as described in Section
     III. The industry structure in New York State will not change as a result of this proposed transaction, however, because National Grid will not bring any additional electric generation, gas transportation, gas distribution, or retail gas supply activities to Niagara Mohawk Holdings' existing businesses in New York.

96. In its Final Rule, the Commission adopted a four-step analysis for vertical mergers. The four steps are: define relevant upstream and downstream product markets; define relevant upstream and downstream geographic markets; evaluate concentration in relevant markets; and evaluate the competitive effects of the merger in the relevant markets./58 The FERC acknowledged, however, that an abbreviated analysis is sufficient to evaluate the potential for competitive harm as a result of vertical effects in some cases. In particular, the Commission recognized that

          "[A] merger cannot impair competition in `downstream' electricity markets if it involves an input supplier that sells: (1) an input that is used to produce a de minimis amount of the relevant product, or (2) no product into the downstream electricity geographic market."/59

     The first condition describes the vertical analysis of this proposed transaction in New England, and the second describes the vertical analysis in New York. National Grid has no gas business in New York (or elsewhere); Niagara Mohawk Holdings' gas sales in New England are too small to have an impact on price, even if NMEM completely withheld its supply from the market.

97. The Commission's discussion of vertical analysis asks whether one of the merging entities is a perceived potential competitor in the same geographic

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58/ Final Rule at 94.

59/ Final Rule at 93.


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     market as the other. In Section V, I analyzed whether either National Grid or Niagara Mohawk Holdings was likely to be viewed as a potential electric generation competitor to the other firm in the other firm's geographic region. I concluded that this was not the case for either National Grid or Niagara Mohawk Holdings. In a similar manner, neither National Grid nor Niagara Mohawk Holdings is likely to be viewed as a potential gas transportation or retail supply competitor in the other's region. National Grid recently divested its retail gas marketing subsidiary, AllEnergy, and has no gas transportation business. Other firms that engage in the gas transportation or retail supply businesses in other regions, but not in New York, are more likely to enter these markets than National Grid. While Niagara Mohawk Holdings does currently have a gas business, it is not one of only a few firms so positioned. As a result, the merger does not involve the combination of National Grid with one of only a few potential entrants into the gas transportation or retail supply businesses in New England.

IX.  Conclusions

98. My analysis demonstrates that this proposed transaction will have no impact on competition in any relevant market. This is due to the very limited generation resources owned or controlled by either Applicant. These limited generation resource holdings are the result of both of the merging firm's ongoing efforts to exit from the electric generation business. The horizontal overlaps between them are either non-existent, for example in mid-merit generation, or are de minimis, as will baseload generation, due to their generation divestitures. Furthermore, any overlaps will lessen over time as these firms sell their remaining generation resources or their transition contracts expire under their written terms.

99. I developed a very conservative screening analysis of the proposed transaction. This analysis was biased in favor of finding HHI changes that violated the safe harbors in the screening criteria utilized by the Commission and the federal antitrust authorities. My analysis looked at very narrow markets that were assumed to be highly concentrated and did not allow for market expansion due to the potential for additional resources to supply the market at delivered prices just above prevailing prices. As such, this approach is more conservative than the delivered price test typically used by the Commission. Even with my conservative assumptions, the HHI increases I found were within the safe harbors - even the safe harbor for highly concentrated markets.

100. These results are further supported by my findings that neither firm has an ability to restrict output. Once the Nine Mile units are sold, the Applicants will exercise limited dispatch control over only a very small amount of capacity.
     Furthermore, even if they did have operational control, much of their remaining generation entitlements are in nuclear facilities that are unlikely to be used to restrict output in an attempt artificially to increase prices. Furthermore, due to their divestitures, Niagara Mohawk and National Grid are net buyers of energy and has no incentive to see energy prices rise.

101. I have also considered whether the proposed transaction will adversely impact potential competition or result adverse vertical effects due to transmission, fuel supplies, or fuel transportation facilities. I conclude that the proposed merger will not harm potential competition or result in adverse vertical effects. Furthermore, there is no competition between National Grid and Niagara Mohawk Holdings in the provision of transmission or distribution services.

102. I conclude that the proposed acquisition of Niagara Mohawk Holdings by National Grid will not adversely impact competition in any relevant market.

I declare under penalty of perjury that the foregoing is true and correct.

                                     Henry J. Kahwaty

                                     Signed on this 29th day of  January, 2001.

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-1
                                                                     Page 1 of 4


                                HENRY J. KAHWATY


LECG, LLC
1600 M Street, N.W., Suite 700
Washington, D.C.  20036
Tel.  (202) 466-4422
Fax  (202) 466-4487
henry_kahwaty@lecg.com



EDUCATION

     Ph.D., Economics, UNIVERSITY OF PENNSYLVANIA, Graduate School of Arts and Sciences, Philadelphia, PA, 1991

          Thesis Title: Essays on Vertical Relationships

          Thesis Topic: Vertical Relationships with Asymmetric Information and Incomplete Contracting

          Specialty Areas: Industrial Organization, Public Economics, Monetary Economics

     M.A., Economics, UNIVERSITY OF PENNSYLVANIA, Graduate School of Arts and Sciences, Philadelphia, PA, 1988

     B.A., magna cum laude and Phi Beta Kappa, Mathematics and Economics, UNIVERSITY OF PENNSYLVANIA, College of Arts and Sciences, Philadelphia, PA, 1986


PRESENT POSITION

     LECG LLC, Washington, D.C.

     Principal, 1999-present

     Senior Managing Economist, 1997-1999

     Senior Economist, 1995-1996

     o Analysis of antitrust market definition.

     o Analysis of the competitive effects resulting from mergers.

     o Monopolization analysis.

     o Analysis of competition issues in the electric utility industry, including market-based pricing and deregulation proposals, mergers, wholesale markets and retail wheeling.

     o Analysis of competition and other issues in telecommunications.

     o Damage studies.

     o Drafted and presented expert economic presentation to antitrust agencies.

     o Prepared economic testimony.

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-1
                                                                     Page 2 of 4

     o Prepared for deposition and cross-examination of opposing experts.

     Represented clients before the Antitrust Division of the U.S. Department of Justice, Federal Trade Commission, Federal Energy Regulatory
       Commission, European Commission Directorate General IV.

     Consultant to Rational Software Corp. in proposed acquisition of Pure Atria
       Corp., 1997.

     Consultant to National Communications Association, Inc. in National
       Communications Association, Inc. v. American Telephone and Telegraph Company, 1997-1998.

     Consultant to Public Service Enterprises of Pennsylvania, Inc. in arbitration between Public Service Enterprises of Pennsylvania, Inc. and AT&T Corporation, 1997-1998.

     Consultant to Aptix Corporation in Aptix Corporation v. Quickturn Design
       Systems, Inc., 1998.

     Consultant to New England Electric System in proposed acquisition by National Grid Group plc, 1999.

     Consultant to New England Electric System in proposed acquisition of Eastern Utilities Associates, 1999.

     Consultant for third party in proposed acquisition of Reynolds Metals by Alcoa, 1999-2000.

     Consultant to SmithKline Beecham in proposed merger with Glaxo Wellcome, 2000.


     Experience with the following industries:

      o Local and long distance telecommunications

      o Software development tools

      o Computer hardware

      o Electricity

      o Natural gas pipelines

      o Defense electronics

      o Hardware emulation

      o Metals

      o Pharmaceuticals

      o Mining


PROFESSIONAL EXPERIENCE

     U.S. DEPARTMENT OF JUSTICE, Antitrust Division, Economic Litigation Section, 1991-1995

     Economist

      o Prepared economic models and analysis for antitrust cases.

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-1
                                                                     Page 3 of 4


      o Prepared antitrust investigation plans.

      o Reviewed civil investigative demands, second requests, subpoenas, complaints, affidavits, and other documents.

      o Assisted attorneys with gathering evidence, including conducting witness interviews and assisting with witness depositions.

      o Recommended whether to institute enforcement actions.

      o Specialized in computer software, defense, and banking industries.


TESTIMONY

     Provided deposition and trial testimony in National Communications Associations, Inc. v. American Telephone and Telegraph Company, 92 Civ. 1735 (LAP), U.S. District Court for the Southern District of New York, 1997-1998.

     Provided deposition testimony in Aptix Corporation v. Quickturn Design Systems, Inc., C-96-20909 JF (EAI), U.S. District Court for the Northern District of California, 1998.

     Provided declaration in support of the acquisition of New England Electric System by National Grid Group plc, Federal Energy Regulatory Commission, Docket No. EC99-49-000, 1999.

     Provided declaration in support of acquisition of Eastern Utilities Associates by New England Electric System, Federal Energy Regulatory Commission, Docket No. EC99-70-000, 1999.

SPEECHES

     "The Analysis of Market Power," Deregulation Progress Report: Issues and Insights Conference, Vail, Colorado, August 4, 1999.

     "Unregulated Affiliates and the Market Power Problem," Forum on Electric Power Market Restructuring, Washington, D.C., February 19, 1999.

     "Antitrust Damages," Litigation Services Subcommittee of the Greater Washington Society of Certified Public Accountants, Washington, D.C., January 28, 1999.

TEACHING EXPERIENCE

     UNIVERSITY OF PENNSYLVANIA, Philadelphia, PA, 1988-1991

       o Industrial Organization

       o Topics in Microeconomics

       o Topics in Macroeconomics

       o Intermediate Microeconomics

       o Introductory Microeconomics

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-1
                                                                     Page 4 of 4

o    Introductory Macroeconomics


UNPUBLISHED RESEARCH

     "The Analysis of Market Concentration, Market Power and the Competitive Effects of Mergers in the Electric Industry," with Richard J. Gilbert, June 1997.


RESEARCH INTERESTS

     Oligopoly models, network externalities, and asymmetric information.


PROFESSIONAL ACTIVITIES

     Member, American Economic Association

     Member, European Association for Research in Industrial Economics

Citizenship:  United States of America

                                                                    January 2001

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-2


                         National Grid Sales for Resale*
                                Q1 1999 - Q3 2000

     National Grid                                                         MW Hours
       Subsidiary         Year                   Company                     Sold
----------------------------------------------------------------------------------------
New England Power         1999  Narragansett Electric Company                   460,135
New England Power         1999  Green Mountain Power Corp.                        4,525
New England Power         1999  New Hampshire Electric Cooperative                6,000
New England Power         1999  US Army (Fort Devens)                             8,480
New England Power         1999  Unitil Corp.                                     38,218
New England Power         1999  Bangor Hydro Electric                           176,776
New England Power         1999  Northeast Utilities                              50,635
New England Power         1999  US Generating                                 1,937,350
New England Power         1999  Northeast Utilities                             178,010
New England Power         1999  Transcanada Power Marketing                     103,774
Massachusetts Electric    1999  Mass Bay Transit Authority                        4,767
Massachusetts Electric    1999  City of Peabody                                     138
Massachusetts Electric    1999  Western Massachusetts Electric Company              321
Massachusetts Electric    1999  Narragansett Electric Company                       153
Massachusetts Electric    1999  Boston Edison                                     3,427
Massachusetts Electric    1999  Eastern Edison                                      249
Narragansett Electric     1999  Blackstone Valley Electric                           53
Narragansett Electric     1999  Eastern Edison                                      656
Montaup Electric          1999  Energy New England                               51,958
Montaup Electric          1999  Florida Power and Light                             801
Montaup Electric          1999  Northeast Utilities                               6,175
Montaup Electric          1999  Fitchburg Gas and Electric                           80
Montaup Electric          1999  Great Bay                                         7,362
Montaup Electric          1999  Southern                                          3,400
Montaup Electric          1999  Central Maine Power                               2,520
Montaup Electric          1999  Reliant                                           5,750
Montaup Electric          1999  Constellation                                       160
Montaup Electric          1999  PG&E                                              9,335
Montaup Electric          1999  Blackstone Valley Electric                      259,786
Montaup Electric          1999  Eastern Edison                                  526,350
Montaup Electric          1999  Newport Electric                                105,680
Montaup Electric          1999  NEPOOL                                          234,907
Montaup Electric          1999  Middleboro                                       43,770
Montaup Electric          1999  Pascoag                                          15,846
Montaup Electric          1999  NRG                                           1,126,707
Montaup Electric          1999  Transcanada Power Marketing                     875,010
Montaup Electric          1999  Constellation                                   287,483
----------------------------------------------------------------------------------------
                                                            1999 Subtotal:    6,536,747

----------------------------------------------------------------------------------------
New England Power         2000  US Generating                                   746,968
New England Power         2000  Transcanada Power Marketing                     346,197
New England Power         2000  Constellation                                 1,491,752
New England Power         2000  Southern                                         13,491
New England Power         2000  PG&E                                            551,906
----------------------------------------------------------------------------------------
                                                            2000 Subtotal:    3,150,314

Note:
  *Includes 1999 data for NEP,  Massachusetts Electric , Narragansett
    Electric , and EUA's subsidiary Montaup Electric .

Sources:
  1999 FERC Form1 for New England Power, Massachusetts Electric, Narragansett Electric, and Montaup Electric, and 2000 NEP Quarterly Reports of Transactions.

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-3


              Distribution of Hourly Loads in New England for 2000


                               [GRAPHIC OMITTED]

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-4


              New England Baseload Energy Market Analysis
                           Economic Capacity
    New England Power Baseload Economic Capacity

               Millstone 3                                                                       185 MW
               Seabrook  1                                                                       116 MW
               Vermont Yankee                                                                    101 MW
               Pilgrim                                                                            74 MW
                                                                                         -----------------------
               Total                                                                             476 MW

    New England Minimum Load Configuration                                                     8,531 MW

    New England Power Share of New England Minimum Load                                        5.58%

    Niagara Mohawk Baseload Economic Capacity

               Nine Mile Units 1&2                                                             1,099 MW
               Orion Hydro Contract                                                              103 MW
               NUG Contract                                                                       56 MW
                                                                                         -----------------------
               Total                                                                           1,258 MW

    Total New York Baseload Capacity                                                            9352 MW

    Niagara Mohawk Share of New York Baseload Capacity                                         13.5%

    Maximum New England Import Capability from New York                                        2,300 MW

    Niagara Mohawk Share of New England Import Capability from New York                          309 MW

    Niagara Mohawk Share of New England Minimum Load                                            3.6%

    HHI Increase Due to Merger                                                                  40.5


Sources:
    Hourly Load: ISO-NE: Hourly load data available at http://www.iso-ne.com/Historical_Data/.
        Provided as file '2000 NE Load-HJK.xls'.
    New York Baseload Capacity: NYISO: 2000 Load & Capacity Data Report at 58.  Baseload
        capacity includes all nuclear and hydro generation plants in New York  and 56 MW of
        Niagara Mohawk NUG contracts.
    Maximum Import Capability: 91 FERC 61,225 (2000) at 3.  2,300 MW is the maximum import capability cited by FERC.  Capability is typically below 2,150 MW.

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-5


                Distribution of Hourly Loads in New York for 2000


                               [GRAPHIC OMITTED]

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-6



                    New York Baseload Energy Market Analysis
                                Economic Capacity

    Niagara Mohawk Baseload Economic Capacity

               Nine Mile Units 1&2                                                             1,099 MW
               Orion Hydro                                                                       103 MW
               NUG Contract                                                                       56 MW
                                                                                         ------------------------
               Total                                                                           1,258 MW

    New York Minimum Load Configuration                                                       11,577 MW

    Niagara Mohawk Share of New York Minimum Load                                              10.9%

    New England Power Baseload Economic Capacity

               Millstone 3                                                                       185 MW
               Seabrook  1                                                                       116 MW
               Vermont Yankee                                                                    101 MW
               Pilgrim                                                                            74 MW
                                                                                         ------------------------
               Total                                                                             476 MW

    Total New England Baseload Capacity                                                        5,769 MW

    New England Power Share of New England Baseload Capacity                                    8.3%

    Maximum New York Import Capability from New England                                        2,300 MW

    New England Power Share of New York Import Capability from New England                       190 MW

    New England Power Share of New York Minimum Load                                            1.6%

    HHI Increase Due to Merger                                                                  35.6

Sources:
    Hourly Load: NYISO: Hourly load data available at
        http://www.nyiso.com/markets/graphs/mkt_toolbox.html. Provided as file '2000 NY Load-
        HJK.xls'.
    New England Baseload Capacity: 2000 CELT Report at 3.  Baseload capacity includes all nuclear and hydro generation plants in New England.
    Maximum Import Capability: 91 FERC 61,225 (2000) at 3.  2,300 MW is the maximum import capability cited by FERC.  Capability is typically 1,600 MW.

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-7


                               Generation Capacity

                   Currently Under Construction In New England

                                                                                Scheduled                    Capacity
    State            Location        Owner                                      Operation Date                    (MW)
    ------------------------------------------------------------------------------------------------------------------
    Massachusetts    Charlton        US Generating Co.                          Q1 2001                         360
                     Blackstone      American National Power                    April 2001                      580
                     Bellingham      American National Power                    February 2002                   580
                     Weymouth        Sithe Edgar Development, LLC               May 2002                        750
                     Cambridge       Southern Energy Kendall, LLC               June 2002                       170 *
                     Everett         Sithe Edgar Development, LLC               April 2002                    1,500

    Connecticut      Killingly       PG & E                                     Summer 2001                     792
                     Milford         PDC - El Paso, LLC                         Summer 2001                     544
                     Wallingford     PPL Global                                 Summer 2001                     250

    Rhode Island     Tiverton        Calpine Corp. & Energy Management, Inc.    Unknown                         265
                     Unknown         Houston Industries Power Generation        Unknown                         500

    New Hampshire    Newington       Newington Energy, LLC & ConEd              2002                            525
                     Londonderry     AES Corporation                            Summer 2002                     720

    Maine            Westbrook       Calpine Corp.                              Spring 2001                     545
                     Berwick         Industry & Energy Group                    Spring 2002                     500


                                                                                Total Capacity (MW)           8,581

Note:
    *This plant is being upgraded, and the 170 MW represents the increase in capacity as a result of the upgrade. The total plant capacity will be 234 MW.

Sources:

     Commonwealth of Massachusetts, Department of Telecommunications and Energy, http://www.state.ma.us/dpu/siting/Siting_files/power_plants.htm. This information was confirmed by Dedra Matthews of the Massachusetts Department of Telecommunications and Energy on January 12, 2001.
     Connecticut Siting Council,
          http://www.state.ct.us/csc/paul/misc/genstatus.htm. This information was confirmed by Joe Rinebold of the Connecticut Siting Council on January 12, 2001.
     Rhode Island Public Utilities Commission. This information was provided by
          Steve Frias of the Rhode Island Public Utilities Commission on January 16, 2001.
     New Hampshire Public Utilities Commission. This information was provided by Tim Drew of the Public Utilities Commission on January 16, 2001.
     Maine Public Utilities Commission. This information was provided by Joe
          Sucosces of the Maine Public Utilities Commission on January 16, 2001.

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-8


                    New Generation Facilities In New England
                   Which Have Applied for Regulatory Approval

    State               Location            Owner                                                            MW
    ------------------------------------------------------------------------------------------------------------
    Massachusetts       Sandwich            Southern Energy Canal                                           665 *
                        Medway              Sithe West Medway Development, LLC                              540
                        Brockton            Brockton Power, LLC                                             270
                        Dracut              Nickel Hill Energy, LLC                                         750
                        West Springfield    Consolidated Edison Energy Massachusetts                         95
                        Everett             Cabot Power Corp.                                               350
                        New Bedford         ESI New Bedford                                                 250


    Connecticut         Oxford              Calpine Eastern                                                 512


    Rhode Island        North Smithfield    INDECK                                                          350


    Maine               Gorham              American National Power                                         825


                                            Total:                                                        4,607

Note:
     *This plant is being upgraded, and 665 MW represents the increase in capacity as a result of the upgrade. The total plant capacity will be 1,225 MW.

Sources:
     Commonwealth of Massachusetts, Department of Telecommunications and Energy, http://www.state.ma.us/dpu/siting/Siting_files/power_plants.htm. This information was confirmed by Dedra Matthews of the Massachusetts Department of Telecommunications and Energy on January 12, 2001.
     Connecticut Siting Council,
          http://www.state.ct.us/csc/paul/misc/genstatus.htm. This information was confirmed by Joe Rinebold of the Connecticut Siting Council on January 12, 2001.
     Rhode Island Public Utilities Commission. This information was provided by
          Steve Frias of the Rhode Island Public Utilities Commission on January 16, 2001.
     Maine Public Utilities Commission. This information was provided by Joe
          Sucosces of the Maine Public Utilities Commission on January 16, 2001.

                                                   NIAGARA MOHAWK HOLDINGS, INC.
                                                               NATIONAL GRID USA
                                                                   Exhibit HJK-9


                    New Generation Facilities in New England
                        Which Went into Operation in 2000

    State                     Location           Company                            MW
    -------------------------------------------------------------------------------------
    Massachusettes            Agawam             Berkshire Power Development       270

    Maine                     Veazie             Duke Energy                       520
                              Jay                Androscogen                       150
                              Rumford            Rumford Power Associates          265
                              Bucksport          Bucksport Energy                  175

                                                 Total:                            1380

Sources:
     Commonwealth of Massachusetts, Department of Telecommunications and Energy.
          This information was provided by Dedra Matthews of the Massachusetts Department of Telecommunications and Energy on January 22, 2001.
     Maine Public Utilities Commission. This information was provided by Joe
          Sucosces of the Maine Public Utilities Commission on January 22, 2001.

                                                  NIAGARA MOHAWK HOLDINGS, INC.
                                                              NATIONAL GRID USA
                                                                  Exhibit HJK-10

                      New Generation Facilities in New York
                   Which Have Applied for Regulatory Approval

     Case Number       Location            Owner                                MW           Application Status
     -------------------------------------------------------------------------------------------------------------
     97-F-1563         Athens              Athens Generating Company               1,080          Approved
     99-F-1191         Astoria             SCS Energy                              1,000            Filed
     97-F-2162         Bethlehem           PS&EG                                      750           Filed
     97-F-1164         Haverstraw          Southern Company                           750           Filed
     97-F-1314         Lower Manhattan     Consolidated Edison                          *0          Filed
     97-F-0558         Scriba              Heritage, LLC                              800           Filed
     97-F-1627         Astoria             New York Power Authority                   500           Filed
     97-F-1968         Ramapo              Ramapo Energy                            1,100           Filed
     97-F-1625         Long Island City    KeySpan                                    250           Filed
     97-F-0478         Brooklyn            SEF                                        520           Filed
     97-F-1885         Ramapo              Sithe Torne Valley, LLC                    827           Filed


                                                   Total:                                7,637

Note:
     *The Consolidated Edison project in Lower Manhattan is a repowering of a 300 MW unit, and the 60 MW represents the increase in capacity as a result of the repowering. The total plant capacity will be 360 MW.

Source:
     New  York State Public Service Commission,
          http://www.dps.state.ny.us/xtable.html. This information was confirmed by John Smolensky of the New York Public Service Commission on January 12, 2001.

[Attachment 2:  workpapers of Henry Kahwaty (filed under cover of Form SE]